SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Tidewater Inc.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TIDEWATER INC.

6002 Rogerdale Road, Suite 600

Houston, Texas 77072

May 12, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Tidewater Inc., which will be held on June 8, 2021 at 10:00 a.m., Central Time. Due to the public health concerns of the COVID-19 pandemic and to support the health and well-being of our directors, employees, and stockholders, the annual meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the annual meeting, submit your questions and vote online during the annual meeting by visiting https://www.cesonlineservices.com/tdw21_vm. There will be no physical in-person meeting; however, we hope you will join us virtually. Please see the enclosed Notice of Annual Meeting for details.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the meeting. Our directors and officers will be present at the meeting to respond to your questions.

You are requested to vote by proxy as promptly as possible. You may vote by telephone or online, or, if you have received a paper copy of our proxy materials, you may vote by signing, dating, and returning the enclosed proxy card in the envelope provided. If you attend the virtual meeting, which we hope that you will, you may vote at the virtual meeting even if you previously voted by proxy.

Sincerely,

LARRY T. RIGDON
Chairman of the Board

TIDEWATER INC.

6002 Rogerdale Road, Suite 600

Houston, Texas 77072

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of Tidewater Inc. (the “company” or “Tidewater”) will be held on June 8, 2021 at 10:00 a.m., Central Time.  Due to the public health concerns of the COVID-19 pandemic and to support the health and well-being of our directors, employees, and stockholders, the annual meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. To attend the annual meeting, go to https://www.cesonlineservices.com/tdw21_vm.  To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/tdw21_vm by 10:00 a.m., Central Time, on June 7, 2021.  Upon pre-registering, we encourage you to join the meeting beginning 30 minutes before the start time to ensure you can connect.  A list of stockholders entitled to vote will be available at the meeting website during the meeting.  The annual meeting will be held for the following purposes:

●	to elect eight (8) directors, each for a one-year term;

●	to approve the 2021 Stock Incentive Plan;

●	to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

●	to ratify the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

●	to transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 12, 2021 are entitled to notice of, and to vote at, the 2021 annual meeting. Our board of directors unanimously recommends that you vote FOR each of the eight (8) director nominees, FOR approval of the 2021 Stock Incentive Plan, FOR approval of our executive compensation, and FOR ratification of our selection of PricewaterhouseCoopers LLP as our auditors.

Your vote is extremely important. We request that you vote your shares by voting your BLUE proxy card. Even if you own only a few shares, we want your voice to be represented at the meeting. If you are unable to attend the meeting and wish to have your shares voted, you may vote by telephone or online, or, if you have received a paper copy of our proxy materials, by completing, dating, and signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible. You may revoke your proxy by giving a revocation notice to our Secretary at any time before the 2021 annual meeting, by timely delivering a proxy bearing a later date, or by voting at the meeting.

By Order of the Board of Directors

DANIEL A. HUDSON

Executive Vice President,

General Counsel, and Secretary

Houston, Texas

May 12, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
OUR PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 8, 2021.

This proxy statement and our 2020 annual report on Form 10-K are available at
http://www.viewproxy.com/TDW/2021

TABLE OF CONTENTS

PROXY SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	13

SECURITY OWNERSHIP OF MANAGEMENT	15

Proposal 1: ELECTION OF DIRECTORS	17

INFORMATION REGARDING EXECUTIVE OFFICERS	27

CORPORATE GOVERNANCE	28

BOARD OF DIRECTORS	31

COMPOSITION AND ROLE OF BOARD COMMITTEES	33

DIRECTOR COMPENSATION	36

2020 DIRECTOR COMPENSATION TABLE	36

proposal 2: APPROVAL OF THE 2021 Stock incentive plan	39

EQUITY COMPENSATION PLAN INFORMATION	50

proposal 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)	51

COMPENSATION DISCUSSION AND ANALYSIS	52

COMPENSATION COMMITTEE REPORT	68

FISCAL 2020 SUMMARY COMPENSATION TABLE	69

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS	70

OUTSTANDING EQUITY AWARDS AT 2020 Fiscal Year END	72

OpTION EXERCISES AND STOCK AWARDS vested in Fiscal Year 2020	73

FISCAL 2020 PENSION BENEFITS	73

FISCAL 2020 NON-QUALIFIED DEFERRED COMPENSATION	74

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	74

Pay ratio disclosure	78

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	79

AUDIT COMMITTEE REPORT	81

Independent Registered public accounting firm	83

STOCKHOLDER PROPOSALS	84

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	85

OTHER MATTERS	85

EXHIBIT A – 2021 STOCK INCENTIVE PLAN	A-1

TIDEWATER INC.

6002 Rogerdale Road, Suite 600

Houston, Texas 77072

PROXY STATEMENT

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement but does not contain all of the information that you should consider before voting your shares. We recommend that you read the entire proxy statement carefully before voting. For complete information regarding the 2021 annual meeting of stockholders, the proposals to be voted on at the annual meeting, and our company’s performance during the 2020 fiscal year, please review the entire proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2020. These materials are being made available to stockholders on or about May 12, 2021.

2020 Annual Meeting of Stockholders

Time and Date: 10:00 a.m., Central Time, Tuesday, June 8, 2021

Place: Online at https://www.cesonlineservices.com/tdw21_vm

Record Date: April 12, 2021

Voting: Only stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

2020 and Recent Company Performance Highlights (page 52)

●

Successful Realization of Business Combination Synergies. Since the completion of our business combination with GulfMark Offshore, Inc. (“GulfMark”) in November 2018, we have high-graded our fleet and achieved material cost savings. In addition, we substantially outperformed our cost reduction targets and have reduced our ongoing general and administrative expense levels to below Tidewater’s standalone levels prior to the business combination. Since the business combination, we disposed of 104 vessels that had no viable future economic contribution to the company for proceeds of approximately $97 million. Also, the current cost structure of the combined Tidewater and GulfMark is 33% less than the cost structure of Tidewater on a stand-alone basis immediately prior to the business combination. We are also continuously evaluating strategic opportunities and executing on our corporate strategy, including driving industry consolidation. This has already been demonstrated through Tidewater’s fleet optimization and opportunistic acquisition of assets on attractive terms that fit well into our fleet.

●

Maintained Sector-Leading Balance Sheet Strength. We maintained our sector-leading financial profile and low net debt position by carefully managing our balance sheet and being conservative with respect to capital expenditures. We have reduced long-term debt by over $250 million, eliminating excessive negative interest carry and improving the balance sheet. In the fourth quarter of 2020, we completed a consent solicitation of the holders of our 8.00% senior secured notes due 2022 that, among other things, resulted in reducing certain operational restrictions, loosening certain financial covenants and substantially lowering risk of noncompliance. Also, at the same time, we completed a cash tender offer to purchase up to $50,000,000 principal amount of the said outstanding notes.

●

Capital Discipline Focus, including Fleet Rationalization, Continue to Improve Cash Flow from Operations (“CFFO”). Capital discipline remains a core focus for Tidewater and our ongoing fleet rationalization, working capital management and disciplined approach to capital expenditures all contribute significantly to our ability to generate positive cash flow. We continue to implement a variety of cost-control initiatives, including reductions to vessel operating costs, reductions in worldwide staffing levels, targeted reductions in compensation expense, consolidation of offices globally, changes to our insurance program, improved management of vessel repair and maintenance and other cost control measures. Furthermore, we continued to lead our sector in selling stacked vessels into peripheral markets and recycling yards in 2020 and we intend to continue these initiatives in 2021 and into 2022. We have moved our vessel operating footprint away from less profitable areas such as Brazil and Nigeria and focused on more profitable geographic areas such as Trinidad and Suriname to improve shareholder returns. Also, we have implemented a significant digital transformation of the Company to enable a much more effective and efficient management of the entire business. We have generated $53 million of CFFO in 2020 despite the industry and the COVID-19 pandemic-related challenges.

●

We Remain an Industry Leader in Safety Performance. Importantly, Tidewater’s initiatives to streamline its operating platform did not reduce our high standard of operations, and we achieved our best record in personnel safety in the company’s history, with zero loss time incidents and a Total Recordable Incident Rate (“TRIR”) of 0.34 in 2020. Our safety performance positively impacted our financial results, contributing to significant reductions in our insurance and loss reserves in 2020. We also believe that our clients value our strong safety record, giving us a competitive advantage that is reflected in higher customer and business retention and our ability to secure new contracts for our vessels.

●

Shareholder Value Creation and Improvements on Corporate Governance Matters. Over the past two years, the board has streamlined and improved the company’s organizational, reporting, and cost structure, and has taken decisive actions to put Tidewater on a firm course for success and shareholder value-creation. These actions include:

o	Decreasing, by 30%, the size of the board from ten to seven members.

o	Reducing, by 50%, the number of vice president and above-level positions including eliminating eight executive positions.

o	Adding a new world-class CEO, and assigning seasoned offshore vessel industry individuals into the remaining executive positions.

o	Reconstituting all board committees, including replacing the chairman of the board, the chairman of the nominating and corporate governance committee, and the chairman of the compensation committee.

Particularly, in 2020, we have improved gender, racial and skill diversity of our board as well as environmental, social and governance (“ESG”) policies across numerous areas of the company.

Although we continue to work towards our goal of sustainable positive free cash flow (“FCF”), we do expect our business operations in 2021 to be negatively impacted by the reduction in demand for hydrocarbons resulting from the response to the COVID-19 pandemic. In 2020, the reduction in demand for hydrocarbons compounded by a global over-supply of oil resulted in an unprecedented decline in the price of oil, which resulted in our primary customers, the oil and gas companies, making material reductions to their planned spending on offshore projects, compounding the effect of the virus on offshore operations.

As the full impact of these factors to our operating environment continues to play out, our team remains dedicated to monitoring, adapting to and mitigating the effects on our business. Ensuring the health and safety of our employees and maintaining our strong balance sheet and liquidity will remain our key priorities.

Executive Compensation Highlights (page 54)

What We Do		What We Don’t Do
+	Performance-Based Short-Term Incentives. We typically award short-term incentive (“STI”) compensation tied to key financial, safety and individual performance metrics.	X	No Hedging or Derivative Transactions. We prohibit all company insiders (including directors and officers) from engaging in hedging or derivative transactions involving company securities.
+

Risk Mitigation. Our compensation plans are designed to mitigate risk exposure through caps on the maximum level of short-term incentives, clawback provisions, multiple performance metrics and board of directors and management processes to identify and address risk.

X

No Single Trigger Change of Control Benefits. While each of our officers is party to a change of control agreement, we do not provide any single-trigger change of control benefits (including automatic acceleration of equity awards).

+

Robust Stock Ownership Guidelines. We require our directors and executive officers to hold stock and full value equity interests at substantial levels. Each executive or director has a five-year period from his or her appointment to come into compliance with these guidelines.

		X	No Income or Excise Tax Gross-Ups. We do not have any contractual commitments to pay tax gross-ups to any of our officers.
+

Independent Consultant. The compensation committee has its own independent executive compensation consultant. The consultant reports directly to the committee and does not provide any services to management.

		X	Limited Executive Perquisites. We offer our executives very few perquisites that are not generally available to all employees.

Agenda and Voting Recommendations

Proposal	Description	Board Vote Recommendation	Page
1	Election of directors	FOR each nominee listed on the BLUE proxy card enclosed herein	17
2	Approval of 2021 Stock Incentive Plan	FOR	39
3	Advisory vote on executive compensation	FOR	51
4	Ratification of selection of independent registered public accounting firm	FOR	79

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD.

Director Nominee Highlights (20)

You are being asked to vote on the election of the eight (8) director nominees listed in the table below for election at the 2021 annual meeting.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
Dick Fagerstal	60	2017	Executive Chairman of Global Marine Group	Yes	Audit (chair) Nominating & Corporate Governance

Quintin V. Kneen	55	2019	President and Chief Executive Officer of Tidewater Inc.	No

Louis A. Raspino	68	2018	Former Chairman of Clarion Offshore Partners	Yes	Compensation (chair) Audit

Larry T. Rigdon	73	2017	Chairman of the Board of Tidewater Inc.	Yes

Robert E. Robotti	67	N/A	President of Robotti & Company Advisors, LLC and Robotti Securities, LLC Managing Director of Ravenswood Management Company, LLC	Yes	N/A

Kenneth H. Traub	60	2018	Managing Member of the General Partner of Delta Value Group, LLC	Yes	Nominating & Corporate Governance (chair) Compensation

Lois K. Zabrocky	51	2020	President, Chief Executive Officer, and Director of International Seaways, Inc.	Yes	Audit Compensation

Darron M. Anderson	52	2020	President, Chief Executive Officer, and Director of Ranger Energy Services, LLC	Yes	Audit Nominating & Corporate Governance

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these proxy materials?

A:

Our board of directors (our “board”) is soliciting your proxy to vote at our 2021 annual meeting because you owned shares of our common stock at the close of business on April 12, 2021, the record date for the meeting, and are entitled to vote those shares at the meeting. This proxy statement, along with a blue proxy card or a voting instruction form, is being mailed to certain stockholders and will be available online at http://www.viewproxy.com/TDW/2021 beginning May 12, 2021. This proxy statement summarizes information relevant to your vote on the matters that will be considered at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	How do I get electronic access to the proxy materials?

A:

Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at http://www.viewproxy.com/TDW/2021 and on our website at www.tdw.com under “SEC Filings” in the “Investor Relations” section.

Q:	On what matters will I be asked to vote?

A:	At the annual meeting, our stockholders will be asked:

●	to elect eight (8) directors for a one-year term;
●	to approve the 2021 Stock Incentive Plan;
●	to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);
●	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2021; and
●	to consider any other matter that properly comes before the meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible using the enclosed BLUE proxy card. Please see “How do I vote?” below for more information on how to vote.

Q:	When and where will the meeting be held?

A:

The meeting will be held on June 8, 2021 at 10:00 a.m., Central Time. Due to the public health concerns of the COVID-19 pandemic and to support the health and well-being of our directors, employees, and stockholders, the annual meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the annual meeting, submit your questions and vote online during the annual meeting by visiting https://www.cesonlineservices.com/tdw21_vm. There will be no physical in-person meeting. See “How can I attend the meeting?” below regarding how to attend the meeting.

Q:	How can I attend the meeting?

A:

If you are a stockholder of record or beneficial owner of common stock holding shares on April 12, 2021, the record date, you may attend the meeting by visiting https://www.cesonlineservices.com/tdw21_vm.

In order to attend the virtual meeting, you will need to pre-register by 10:00 a.m., Central Time, on June 7, 2021. To pre-register for the meeting, please follow these instructions:

Registered Stockholders

Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website https://www.cesonlineservices.com/tdw21_vm. Please have your proxy card, or Notice, containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Central Time, on June 7, 2021.

Beneficial Stockholders

Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website https://www.cesonlineservices.com/tdw21_vm.

Please have your Voting Instruction Form, Notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Central Time, on June 7, 2021.

Q:	What if I have technical difficulties during the meeting?

A:

If you encounter any difficulties accessing the virtual meeting during meeting time, please call the technical support number that will be listed in the reminder email you will receive the evening before the meeting. Please be sure to check in by 9:30 a.m., Central Time, on June 8, 2021, the day of the annual meeting, so we may address any technical difficulties before the annual meeting live webcast begins.

Q:	How do I ask a question at the meeting?

A:

We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual annual meeting as they would at an in-person meeting. The virtual format allows stockholders to communicate with us during the meeting so they can ask questions of our board of directors or management. Stockholder questions may be submitted in the field provided in the meeting website during the meeting. During the question-and-answer session, we will answer questions submitted to the extent relevant to the business of the meeting and as time permits.

Q:	What if I can’t attend the meeting?

A:

You do not need to attend the meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials. A replay of the meeting, including the questions answered during the meeting, will be available at investor.tdw.com within 24 hours of the meeting.

Q:	Who is soliciting my proxy?

A:

Our board, on behalf of the company, is soliciting your proxy to vote your shares on all matters that you are entitled to vote at our 2021 annual meeting of stockholders. By completing and returning the proxy card or voting instruction form, or by casting your vote by phone or online, you are authorizing the proxy holder designated by the board to vote your shares of common stock at our annual meeting in accordance with your instructions.

We also have hired Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, to assist us in soliciting proxies. The company will be responsible for the full cost of Alliance Advisors’ services. Alliance Advisors will solicit proxies on behalf of the company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors are anticipated to be approximately $54,000. The company has also agreed to indemnify Alliance Advisors against certain claims.

Q:	How many votes may I cast?

A:

With respect to any matter properly presented for a stockholder vote, other than the election of directors, you may cast one vote for every share of our common stock that you owned on the record date. With respect to the election of directors, for every share of common stock that you held on the record date, you may cast one vote for each director nominee.

Q:	What is the total number of votes that can be cast by all stockholders?

A:	On the record date, we had 40,731,777 shares of common stock outstanding, each of which was entitled to one vote per share.

Q:	I hold warrants to purchase shares of common stock. Am I allowed to vote my warrants?

A:

No. A holder of warrants to purchase shares of our common stock does not have any rights as a stockholder, including voting rights, unless and until those warrants are exercised and exchanged for shares of our common stock.

Q:	How many shares must be present to hold the meeting?

A:

Our bylaws provide that the presence at the meeting, whether in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote constitutes a “quorum,” which is required to hold the meeting. On the record date, 20,365,889 shares constituted a majority of our outstanding stock entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name with our transfer agent, Computershare, you are the “stockholder of record” with respect to those shares and we have sent the Notice and/or proxy materials directly to you.

If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in a “street name” and the Notice and/or proxy materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank, or nominee as to how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●

Blue proxy card or voting instruction form: If your shares are registered in your name and you received a printed copy of our proxy materials, you may vote your shares by completing, signing, and dating the proxy card and then returning it in the enclosed prepaid envelope. If your shares are held in a street name by a broker, bank, or other nominee, that entity should have provided you with a voting instruction form that will set forth the procedures you should follow to cast your vote.

●

By telephone or online: If your shares are registered in your name, you may also vote by telephone by calling 1-866-804-9616 or online at www.aalvote.com by following the instructions at that site. The availability of telephone and online voting for beneficial owners whose shares are held in street name will depend on the voting procedures adopted by your broker, bank, or nominee. Therefore, we recommend that you follow the instructions in the materials they have provided to you.

●

At the annual meeting: You may also vote at the annual meeting using the online ballot that will be available during the meeting. If you are a beneficial owner and want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds your shares giving you the right to vote your shares in person at the Annual Meeting and by presenting it with your online ballot during the meeting. For information about attending the meeting, please see “How can I attend the meeting?” above.

Q:	Once I deliver my proxy, can I revoke or change my vote?

A:

Yes. You may revoke or change your proxy at any time before it is voted at the meeting by delivering a written revocation notice to our Secretary or by delivering an executed replacement proxy by the voting deadline. In addition, if you vote at the meeting, you will revoke any prior proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

Q:	Can my shares be voted if I do not return the proxy card and do not attend the meeting?

A:

If you hold shares in a street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal that your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers, banks, and other nominees generally only have discretionary authority to vote without instructions from beneficial owners on the ratification of the appointment of an independent registered public accounting firm; they do not have authority to vote in the absence of instructions from beneficial owners on any other matter proposed in this proxy statement.

Shares represented by proxies that include broker non-votes on a given proposal will be considered present at the meeting for purposes of determining a quorum, but those shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to that proposal.

If you do not vote shares registered in your name, your shares will not be voted. However, the proxy agent may vote your shares if you execute and return a blank or incomplete proxy card (see “What happens if I return a proxy card without voting instructions?” below regarding record holders).

Q:	What happens if I return a proxy card without voting instructions?

A:

If you properly execute and return a proxy or voting instruction form, your stock will be voted as you specify.

If you are a stockholder of record and you execute and return a blank or incomplete proxy card without voting instructions, the proxy agent will vote your shares (i) FOR each of the eight (8) director nominees, (ii) FOR the 2021 Stock Incentive Plan, (iii) FOR the say-on-pay vote, and (iv) FOR the ratification of the selection of PwC as our independent registered public accounting firm for fiscal 2021.

If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, your broker, bank, or nominee will be entitled to vote your shares only with respect to the ratification of the appointment of PwC as our independent registered public accounting firm.

Q:	How does Tidewater recommend I vote on each proposal? What vote is required to approve each proposal? What effect do abstentions and broker non-votes have on each proposal?

A:

The following chart explains what your voting options are with regard to each matter proposed for a vote at the annual meeting, how we recommend that you vote, what vote is required for that proposal to be approved, and how abstentions and broker non-votes affect the outcome of that vote.

Proposal	Your Voting Options	Voting Recommendation of the Board	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of directors	You may vote “FOR” or “AGAINST” each nominee or choose to “ABSTAIN” from voting.	The board recommends you vote FOR each of the eight nominees.	each nominee is elected by a majority of votes cast	no effect	no effect
Approval of 2021 Stock Incentive Plan	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR approval of this plan.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	no effect
Say-on-pay vote (advisory)	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR approval of our executive compensation as disclosed in this proxy statement.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	no effect
Ratification of our selection of PwC as our auditors	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR ratification of our selection of auditors.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	not applicable (this is a routine matter for which brokers have discretionary voting authority)

Majority Voting in Director Elections. Our directors are elected by majority vote, except in the event of a contested election, in which case a plurality standard will apply. If in an uncontested election, an existing director receives a greater number of “AGAINST” votes than “FOR” votes, he or she is required to tender his or her resignation to the board. The board’s nominating and corporate governance committee will make a recommendation to the board on whether to accept or reject the resignation, or whether other action should be taken. The board will act on the committee’s recommendation and disclose its decision and rationale within 90 days from the certification of the election results.

You may find more information about our majority voting policy in this proxy statement under the heading “Proposal 1: Election of Directors – Majority Voting.”

Any Other Matters. Any other matter that properly comes before the annual meeting will be decided by the vote of the holders of a majority of the shares of common stock present in person or represented by proxy, except where a different vote is required by statute, our certificate of incorporation, or our bylaws.

Q:	Who pays for soliciting proxies?

A:

We pay all costs of soliciting proxies. Our directors, officers, and employees, in the course of their employment and for no additional compensation, may request the return of proxies by mail, telephone, internet, personal interview, or other means. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting materials to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their reasonable expenses.

Q:	What is “householding”?

A:

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or, if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

Q:	Could other matters be considered and voted upon at the meeting?

A:

Our board does not expect to bring other matters before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, under our bylaws, the time has expired for any stockholder to properly bring a matter before the meeting. However, in the unexpected event that any other matter does properly come before the meeting, subject to applicable SEC rules, the proxy holder will vote the proxies in his discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still have the right to change or revoke your proxy until it is voted.

Q:	When will the voting results be announced?

A:

We will announce preliminary voting results at the annual meeting. We will also disclose the voting results on a Form 8-K filed with the SEC within four business days after the annual meeting, which will also be available on our website.

Q:	Will the questions raised during the meeting be posted on the company’s website after the meeting?

A:	Yes, all questions and answers will be posted shortly after the meeting at our website at www.tdw.com in the “Investor Relations” section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows the name, address and stock ownership of each person known by us to beneficially own more than 5% of our common stock as of April 12, 2021.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
T. Rowe Price Associates 100 East Pratt Street Baltimore, Maryland 21202	6,835,243(2)	16.78%
Robert E. Robotti c/o Robotti & Company, Incorporated 60 East 42nd Street, Suite 3100 New York, New York 10165	2,896,939(3)	7.04%
Moerus Capital Management, LLC 307 West 38th Street, Suite 2003 New York, New York 10018	2,679,898(4)	6.58%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,534,014(5)	6.22%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, New York 10017	2,513,675(6)	6.17%
American International Group, Inc. 175 Water Street New York, New York 10038	2,391,291(7)	5.87%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,144,296(8)	5.26%

________________

(1)

Based on 40,731,777 shares of common stock outstanding on April 12, 2021, plus the number of any shares of common stock underlying the company’s warrants beneficially owned by the applicable beneficial owner.

(2)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc., a registered investment advisor (“Price Associates”), which has sole voting power over 2,431,246 shares and sole dispositive power over all reported shares. T. Rowe Price Mid-Cap Value Fund, Inc., a registered investment company sponsored by Price Associates, has sole voting power over 4,372,175 of the reported shares and no dispositive power over any of the reported shares.

(3)

Based on a Schedule 13D/A filed with the SEC on May 4, 2021 by a group including Robert E. Robotti. Mr. Robotti has sole voting and dispositive power over 7,092 of the reported shares and he shares the power to vote or dispose of 2,889,847 of the reported shares with certain entities controlled by him and or certain clients of such controlled entities. Included in the total number of shares shown as beneficially owned are 1,074 shares issuable upon the exercise of warrants held directly by Mr. Robotti and 387,697 shares issuable upon the exercise of warrants held directly by certain entities controlled by Mr. Robotti or advisory clients of certain entities controlled by Mr. Robotti.

(4)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021 by Moerus Capital Management, LLC, which has sole voting power over 2,679,898 shares and sole dispositive power over 2,679,898 shares and shares voting power over 30,107 shares.

(5)	Based on a Schedule 13G/A filed with the SEC on February 1, 2021, by BlackRock, Inc., which has sole voting power over 2,494,214 shares and sole dispositive power over all reported shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Third Avenue Management LLC, which reports sole voting and dispositive power over all reported shares in its capacity as investment adviser to several investment companies.

(7)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021 by American International Group, Inc., which has sole voting and dispositive power over 2,341,223 shares and shares voting and dispositive power over the remaining 50,069 shares with its wholly-owned subsidiaries, SunAmerica Asset Management, LLC or Variable Annuity Life Insurance Company.

(8)

Based on a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, which has sole dispositive power over 2,105,115 shares and shares voting power over 26,710 shares and dispositive power over 39,181 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 12, 2021 by each current director, by each executive officer named in the 2020 Summary Compensation Table (our “named executives” or “NEOs”), and by all current directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by him or her.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(1)	Restricted Stock Units(2)
Current Directors
Darron M. Anderson(3)	--	*	21,364
Dick Fagerstal	21,541	*	27,000
Quintin V. Kneen	236,711(4)	*	207,583
Louis A. Raspino	23,166	*	27,000
Larry T. Rigdon	67,016(5)	*	27,000
Kenneth H. Traub	32,088	*	27,000
Lois K. Zabrocky	--	*	27,000
Named Executives(6)
Samuel R. Rubio	32,024(4)	*	92,740
David E. Darling	44,249(4)	*	83,218
Daniel A. Hudson	15,997(4)	*	80,525
All current directors and executive officers as a group (10 persons)	472,792(4)	1.15%	620,430

_________________________

*Less than 1.0%.

(1)

Based on 40,731,777 shares of common stock outstanding on April 12, 2021 and includes for each person and group the number of shares that such person or group has the right to acquire within 60 days of such date.

(2)

Reflects the number of restricted stock units held by each director or executive officer that will not vest within 60 days of April 12, 2021 and thus are not included in his or her beneficial ownership calculation.

(3)	Mr. Anderson was appointed as a director effective September 8, 2020.

(4)	The total number of shares shown as beneficially owned for each named executive and all current directors and executive officers as a group includes the following:

	Shares Acquirable within 60 days upon Exercise		Shares Subject to
Named Executive	Legacy GLF Equity Warrants	Stock Options	Time-Based RSUs vesting within 60 days
Mr. Kneen	8,025	114,866	60,829
Mr. Rubio	2,326	--	11,123
Mr. Darling	--	--	11,123
Mr. Hudson	--	--	11,776

_________________________

(5)	Includes 30,000 shares held in an IRA for Mr. Rigdon’s benefit, over which he has sole voting and investment power.

(6)

Information regarding shares beneficially owned by Mr. Kneen, who was a named executive for fiscal 2020 in addition to Messrs. Darling, Hudson, and Rubio, appears immediately above under the caption “Current Directors.”

PROPOSAL 1: ELECTION OF DIRECTORS

As provided by our bylaws, our directors are elected annually. We currently have seven directors, six of whom (Messrs. Fagerstal, Kneen, Raspino, Rigdon, and Traub and Ms. Zabrocky) were elected at our 2020 annual meeting. Mr. Anderson was appointed by the board of directors as the seventh director on September 8, 2020, upon the recommendation of our nominating and corporate governance committee.

On May 3, 2021, the company entered into a Cooperation Agreement (the “Agreement”) with Robert E. Robotti and certain of his related parties (collectively, the “Robotti Group”). Pursuant to the Agreement, the company has agreed to increase the size of the board of directors by one seat and nominate Mr. Robotti to the board for election at the 2021 annual meeting of stockholders of the company. Upon his election at the 2021 annual meeting, the board will take all actions necessary to immediately appoint Mr. Robotti to the compensation committee of the board (subject only to Mr. Robotti’s satisfaction of the requirements of the New York Stock Exchange and applicable law, which shall be determined by the board and any applicable committee of the board, prior to the 2021 annual meeting).

The Robotti Group’s rights and the company’s obligations under the Agreement to nominate Mr. Robotti at the 2021 annual meeting and appoint Mr. Robotti to the compensation committee are conditioned on the Robotti Group’s Net Long Position (as defined in the Agreement) not falling at any time below 1,425,025 shares of the company’s common stock, $0.001 par value per share (the “Common Stock”), representing 3.5% of the outstanding shares of Common Stock as of the effective date of the Agreement (the “Minimum Ownership Threshold”), subject to certain exceptions set forth in the Agreement. In addition, if at any time the Robotti Group’s Net Long Position falls below the Minimum Ownership Threshold, Mr. Robotti shall immediately tender his advance irrevocable resignation letter as a director to the board.

During the term of the Agreement, the size of the board shall not exceed nine (9) directors without the unanimous written consent of all of the directors on the board, other than in connection with any merger or acquisition approved by a majority of the directors then serving on the board.

With respect to each annual or special meeting of the company’s stockholders during the term of the Agreement, the Robotti Group agreed to vote the shares of Common Stock it holds in accordance with the board’s recommendations on proposals regarding the election or removal of directors (each such proposal, a “Director Proposal”) and any other proposal to be submitted to the stockholders by either the company or any stockholder of the company, except that the Robotti Group may vote in its discretion on certain extraordinary transactions, and, other than with respect to any Director Proposal, in accordance with the recommendations of Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC if either of them recommend differently from the board.

The Robotti Group has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding or proposing certain extraordinary transactions relating to the company, (ii) soliciting proxies, (iii) selling securities of the company outside of the public markets which results in any third party owning more than 4.9% of the outstanding shares of the Common Stock (subject to certain exceptions set forth in the Agreement), (iv) taking actions to change or influence the board, company management or the direction of certain company matters other than in his capacity as a director, and (v) exercising certain stockholder rights.

The company shall reimburse the Robotti Group for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the 2021 annual meeting and the negotiation and execution of the Agreement, in an amount not to exceed $200,000 in the aggregate.

The Agreement will terminate on the date that is the earlier of (i) one hundred fifty (150) days prior to the 2022 annual meeting of stockholders of the company (the “2022 annual meeting”) and (ii) one hundred fifty (150) days prior to the first anniversary of the 2021 annual meeting, except that if the company notifies the Robotti Group that the board has determined to nominate Mr. Robotti for election at the 2022 annual meeting by no later than the earlier of (i) one hundred sixty-five (165) days prior to the 2022 annual meeting and (ii) one hundred sixty-five (165) days prior to the first anniversary of the 2021 annual meeting, the term of the Agreement will be extended until the date that is the earlier of (i) one hundred fifty (150) days prior to the 2023 annual meeting of stockholders of the company and (ii) one hundred fifty (150) days prior to the first anniversary of the 2022 annual meeting.

Pursuant to the Agreement and upon the recommendation of our nominating and corporate governance committee, our board has re-nominated all seven current board members (each of Messrs. Anderson, Fagerstal, Kneen, Raspino, Rigdon, and Traub and Ms. Zabrocky, as each is identified below) and nominated Mr. Robert E. Robotti as the eighth director to serve a one-year term.

Each director elected at the 2021 annual meeting will serve a one-year term beginning at the annual meeting and ending when his or her successor, if any, is elected or appointed. Assuming stockholders elect all eight of the director nominees at the annual meeting, our board will have eight directors immediately following the annual meeting.

We intend to vote the proxies received in response to this solicitation “FOR” the election of each of the nominees. If, contrary to our present expectations, any nominee cannot or will not serve, we intend to vote the proxies “FOR” the election of the other nominees and proxies may be voted for any substitute nominee of our board. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. Our board has no information or reason to believe that any nominee will not be a candidate at the time of the annual meeting or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for more than eight nominees.

Majority Voting. Our directors are elected by majority vote except in the event of a contested election, in which case a plurality standard will apply. Any director who stands for re-election in an uncontested election and who receives a greater number of “AGAINST” votes than “FOR” votes must tender his or her resignation to the board. Our board’s nominating and corporate governance committee is required to promptly consider and recommend to our board whether to accept the tendered resignation. Our board will then act on the committee’s recommendation and disclose its decision and rationale within 90 days from the certification of the election results. We would then promptly and publicly disclose the board’s findings and final decision in a current report on Form 8-K filed with the SEC. A copy of our Corporate Governance Policy, which includes our majority voting policy in the event of an uncontested election, may be obtained as described under “Corporate Governance – Availability of Corporate Governance Materials.” Abstentions and broker non-votes will have no effect on this proposal.

Our board of directors recommends that you vote “FOR” each of the following eight nominees: Darron M. Anderson, Dick Fagerstal, Quintin V. Kneen, Louis A. Raspino, Larry T. Rigdon, Robert E. Robotti, Kenneth H. Traub, and Lois K. Zabrocky.

A biography of each director nominee is set forth below. Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other public company directorships held currently or at any time during the last five years, and the nominee’s experiences, qualifications, attributes, or skills that led the nominating and corporate governance committee and our board to determine that he or she should serve as a director for our company. The information in each biography is presented as of May 12, 2021.

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Darron M. Anderson, 52

Business and Leadership Experience:  Mr. Anderson has served as President and Chief Executive Officer, and as a member of the board of directors, of Ranger Energy Services, LLC (NYSE: “RNGR”) since March 2017. Mr. Anderson was previously an executive of Express Energy Services from 2004 through 2015, serving as its President and Chief Executive Officer from 2008 to 2015. Subsequent to his time as President and Chief Executive Officer of Express Energy Services, Mr. Anderson evaluated potential acquisition opportunities from 2015 to 2016, and consulted for Littlejohn & Co., LLC from 2016 to 2017, and for CSL Capital Management, L.P. during 2017. Mr. Anderson began his career in the oil and natural gas industry as a drilling engineer for Chevron Corporation in 1991, holding positions of increasing responsibility across U.S. Land, Offshore and Canada. Mr. Anderson resigned from Chevron in 1998 to pursue an entrepreneurial career in oil field services where he has spent the last 23 years building successful service organizations focused on land and offshore drilling, completion and production operations. Mr. Anderson holds a B.S. in Petroleum Engineering from the University of Texas at Austin.

Skills and Qualifications:  Mr. Anderson brings to our board extensive leadership experience in the energy industry, particularly in offshore and on land drilling, as well as an entrepreneurial spirit and mindset.

2020

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Dick Fagerstal, 60

Business and Leadership Experience: Mr. Fagerstal has served as Executive Chairman of the Global Marine Group, a UK subsea cable installation and maintenance business based in Chelmsford, England, since February 2020. As of April 30, 2021, Mr. Fagerstal was elected to the board of Valaris Limited (NYSE: “VAL”), an offshore drilling service company with headquarters in London and Houston, where he serves as an independent director, chair of the Audit Committee and a member of the Environmental, Social and Governance Committee. From 2014 to 2020, Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, the prior owner of the business. He served as an independent director of Frontier Oil Corporation, Manila, Philippines, from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: “CKH”). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and director of Era Group Inc. (NYSE: “ERA”) from 2011 to 2012 and was the Senior Vice President and Chief Financial Officer and director of Chiles Offshore Inc. (AMEX: “COD”) from 1997 to 2002. Prior to that time, he served as a senior banker at DNB ASA in New York from 1986 to 1997. Prior to his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal earned a B.S. in Economics from the University of Gothenburg and an M.B.A. in Finance, as a Fulbright Scholar, from New York University.

Skills and Qualifications: Mr. Fagerstal brings a strong business, finance and accounting background to our board. Given the nature and scope of our operations, his extensive international business experience and considerable knowledge of the energy and maritime industries contributes to our board’s collective ability to monitor the risks and challenges facing our company.

2017
Quintin V. Kneen, 55 President and CEO

Business and Leadership Experience: Mr. Kneen was appointed President, CEO and Director of Tidewater in September 2019. Prior to this appointment, he served as Executive Vice President and Chief Financial Officer at Tidewater since November 2018 following its acquisition of GulfMark where he served as President and Chief Executive Officer since June 2013. Mr. Kneen joined GulfMark in June 2008 as the Vice President – Finance and was named Senior Vice President – Finance and Administration in December 2008. He was subsequently appointed as the company’s Executive Vice President and Chief Financial Officer in June 2009 where he worked until his appointment as Chief Executive Officer. In May 2017, GulfMark filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 14, 2017, GulfMark emerged from bankruptcy (the “GulfMark Reorganization”). Before his tenure at GulfMark, Mr. Kneen was Vice President–Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco since June 2003. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds an M.B.A. from Rice University and a B.B.A. in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst.

Skills and Qualifications: Mr. Kneen brings to our board significant executive management experience and industry knowledge from his roles as the Chief Executive Officer and Chief Financial Officer of two different public companies in our industry. As a Certified Public Accountant and Chartered Financial Analyst, he has a sophisticated understanding of financial and accounting matters. In addition, in his position as our President and Chief Executive Officer, Mr. Kneen serves as a valuable liaison between our board and the management team.

2019

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Louis A. Raspino, 68

Business and Leadership Experience: Mr. Raspino’s career has spanned almost 40 years in the energy industry, most recently as Chairman of Clarion Offshore Partners, a partnership with Blackstone that served as its platform for pursuing worldwide investments in the offshore oil and gas services sector, from October 2015 until October 2017. Mr. Raspino served as President, Chief Executive Officer and a director of Pride International, Inc. from June 2005 until the company merged with Ensco plc in May 2011, and as its Executive Vice President and Chief Financial Officer from December 2003 until June 2005. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc., and from February 1999 until March 2001, he served as Vice President of Finance at Halliburton. Prior to joining Haliburton, Mr. Raspino served as Senior Vice President at Burlington Resources, Inc. from October 1997 until July 1998. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of positions at Louisiana Land and Exploration Company, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino previously served as a director of Chesapeake Energy Corporation and chairman of its audit committee from March 2013 until March 2016, and as a director of Dresser-Rand Group, Inc., where he served as Chairman of the compensation committee and member of the audit committee, from December 2005 until it was acquired by Siemens AG in June 2015. He has served as a director of Forum Energy Technologies (NYSE: “FET”), a global oilfield products company, since January 2012 and currently serves as the chairman of its compensation committee. Mr. Raspino also currently serves on the board of American Bureau of Shipping (ABS), where he is a member of the audit and compensation committees. Mr. Raspino served as Chairman of the GulfMark board from November 2017 until consummation of the business combination.

Skills and Qualifications: Having served in executive leadership roles at several energy companies, including both the Chief Executive Officer and Chief Financial Officer positions, Mr. Raspino brings in-depth operational and financial expertise to our board. In addition, his current service on a variety of oil and gas industry boards provides our board with key and timely insights into industry conditions and trends.

2018
Larry T. Rigdon, 73 Chairman of the Board

Business and Leadership Experience: Mr. Rigdon, who was initially appointed to serve as an independent director in connection with our restructuring, served as Tidewater’s interim President and Chief Executive Officer between October 2017 and March 2018. He has over 45 years of experience in the offshore oil and gas industry. Mr. Rigdon worked as a consultant for FTI Consulting from 2015 to 2016 and for Duff and Phelps, LLC from 2010 to 2011. He served as the Chairman and Chief Executive Officer of Rigdon Marine from 2002 to 2008. Previously at Tidewater, Mr. Rigdon served as an Executive Vice President from 2000 to 2002, a Senior Vice President from 1997 to 2000, and a Vice President from 1992 to 1997. Before working at Tidewater, he served as Vice President at Zapata Gulf Marine from 1985 to 1992, and in various capacities, including Vice President of Domestic Divisions from 1983 to 1985, at Gulf Fleet Marine from 1977 to 1985. Mr. Rigdon currently serves as a director of Professional Rental Tools, LLC. He formerly served as a director of Jackson Offshore Holdings, Terresolve Technologies, GulfMark Offshore and Rigdon Marine. He has a B.S. in Accounting and was a Certified Public Accountant earlier in his career, which license is currently inactive.

Skills and Qualifications: Mr. Rigdon has considerable leadership experience in the maritime transportation industry and brings to our board a thorough understanding of the strategic and operational challenges facing our company, specifically, and our industry overall. His experience founding new businesses provides an entrepreneurial vision and his successful completion of mergers and acquisitions contributes to the board’s ability to evaluate such opportunities.

2017

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Robert E. Robotti, 67

Business and Leadership Experience: Mr. Robotti has been the president of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, formerly known as Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. He has been the Managing Director (and previously, managing member) of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. Mr. Robotti served as a portfolio manager of Robotti Global Fund, LLC, a global equity fund, from 2007 to March 2015. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc. (TSX: “PSX”), the leading seismic library data provider to the western Canadian energy sector, and has held these positions for the past five years. Mr. Robotti has served on the board of directors of AMREP Corporation (NYSE: “AXR”), a real restate business focused in New Mexico, since September 2016, and on the Board of PrairieSky (TSX: “PSK”), which acquires and manages petroleum and natural gas royalty properties in Canada, since October 2019. Mr. Robotti was a director of PHX Minerals Inc. (NYSE: “PHX”), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, a diversified minerals company, from 2004 to May 2020, and was a director of BMC Building Materials Holding Corporation, a construction supply company, from 2012 until just prior to the completion of its merger with Stock Building Supply Holdings, Inc. on December 1, 2015. Mr. Robotti was a member of the SEC’s Advisory Committee on Smaller Public Companies from 2005 to 2006, which was established to examine the impact of Sarbanes-Oxley, as well as other aspects of federal securities law, and also served on its corporate governance subcommittee. He worked in public accounting before coming to Wall Street and is currently an inactive CPA. Mr. Robotti holds a B.S. from Bucknell University and an M.B.A. in Accounting from Pace University. In addition, he serves on the Boards of many non-profit organizations where he generously donates his time and expertise.

Skills and Qualifications: Mr. Robotti’s extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as a portfolio manager and as a director of public companies engaged in the energy business, as well as other industries, will make him a valuable addition to the board.

N/A

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Kenneth H. Traub, 60

Business and Leadership Experience: Mr. Traub has served as the Managing Partner of Delta Value Group, LLC, an investment firm, since 2019, and the Managing Partner of Delta Value Advisors, LLC, a consulting firm, since 2020. Since 2012, Mr. Traub has served on the board of directors of DSP Group, Inc. (NASDAQ: “DSPG”), a leading supplier of wireless chipset solutions for converged communications, and as Chairman since 2017. He also currently serves on the board of directors of Athersys, Inc. (NASDAQ: “ATHX”), a biotechnology company, since February 2021, and previously served on the board of Athersys from 2012 to 2016 and in 2020. Mr. Traub served as a Managing Partner of Raging Capital Management, LLC, a diversified investment firm, from December 2015 to January 2019. He previously served as President and Chief Executive Officer of Ethos Management, LLC from 2009 through 2015. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. Mr. Traub has previously served on the boards of numerous public companies including (i) MIPS Technologies, Inc., a provider of industry standard processor architectures and cores, from 2011 until the company was sold in 2013; (ii) Xyratex Limited, a leading supplier of data storage technologies, from 2013 until the company was sold in 2014; (iii) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions for next-generation carrier and enterprise networks, from 2013 until the company was sold in 2015; (iv) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016; (v) IDW Media Holdings, Inc., a diversified media company, from 2016 to 2018; (vi) as Chairman of MRV Communications, Inc., a supplier of communication networking equipment, from 2011 until the company was sold in 2017; (vii) Intermolecular, Inc., an innovator in materials sciences, from 2016, and as Chairman of the board from 2018 through the sale of the company in 2019; and (viii) Immersion Corporation (NASDAQ: “IMMR”), a leading provider of haptics technology, from 2018 to 2019. Mr. Traub served as a member of the GulfMark board from November 2017 until consummation of the business combination. Mr. Traub earned a B.A. degree from Emory University and an M.B.A. degree from Harvard Business School.

Skills and Qualifications: Mr. Traub’s qualifications to serve on our board include his extensive and diverse business management experience and expertise, particularly in challenging turn-around environments. In addition, he contributes to the board’s effectiveness in strategic, financial, operational and governance matters.

2018

Name, Age and Position	Business and Leadership Experience, Skills, and Qualifications	Tidewater Director since
Lois K. Zabrocky, 51

Business and Leadership Experience:  Ms. Zabrocky has served as President, Chief Executive Officer, and a Director of International Seaways, Inc. (NYSE: INSW) since its spin-off from Overseas Shipholding Group, Inc. (“OSG”) in November 2016 and was President of INSW from August 2014. Prior to the spin-off, Ms. Zabrocky served in various roles at OSG over a career of more than 25 years, most recently as Senior Vice President and Head of the International Flag Strategic Business Unit of OSG, with responsibility for the strategic plan and profit and loss performance of OSG’s international tanker fleet comprised of 50 vessels and approximately 300 shoreside staff. In November 2012, OSG filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, emerging from bankruptcy on August 5, 2014. Ms. Zabrocky served as Senior Vice President of OSG from June 2008 through August 2014, when she was appointed as Co-President of OSG and Head of the International Flag Strategic Business Unit of OSG. Ms. Zabrocky served as Chief Commercial Officer, International Flag Strategic Business Unit, of OSG from May 2011 until her appointment as Head of International Flag Strategic Business Unit and as the Head of International Product Carrier and Gas Strategic Business Unit for at least four years prior to May 2011. Ms. Zabrocky served as a director of INSW from November 2011 through November 2016 while it was a wholly-owned subsidiary of OSG. Ms. Zabrocky began her maritime career sailing as third mate aboard a U.S. flag chemical tanker. She received her B.S. degree from the United States Merchant Marine Academy, holds a Third Mate’s license and has completed both of Harvard Business School’s Strategic Negotiations and Finance for Senior Executives programs.

Skills and Qualifications:  Ms. Zabrocky brings to our board significant executive and operational experience, including managing a company with significant international operations. Her expertise in many aspects of the maritime transportation industry adds significant value to our board’s knowledge base.

2020

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

Director Nominating Process and Considerations. The nominating and corporate governance committee is responsible for reviewing and evaluating with our board the appropriate skills, experience, and background desired of board members in the context of our business and the then-current composition of our board.

Director Independence. Under our Corporate Governance Policy and the rules of the New York Stock Exchange (“NYSE”), a majority of our directors must be independent. Our board has determined that, as of the record date, each of our eight director nominees meets the NYSE’s definition of “independence” (discussed in greater detail below under “Board of Directors – Director Independence”), except for Mr. Kneen, who serves as our president and chief executive officer. For more information on director independence, please see the section entitled, “Board of Directors – Director Independence.”

Board Diversity. Our board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our nominating and corporate governance committee charter, however, requires the committee to monitor the composition of the board and its committees and may develop and recommend to the board, if necessary or appropriate, specific criteria for selecting director nominees. In considering the composition of our board as a whole, the committee and the board evaluate the skills and experiences of each candidate to ensure that the specific knowledge, experience, skills, expertise, integrity, analytical ability, diversity, and other characteristics needed to maintain our board’s effectiveness are possessed by an appropriate combination of directors. The committee seeks a diverse group of prospective candidates for board service who possess the requisite characteristics, skills, and experience, taking into consideration the availability of highly qualified candidates; committee workloads and membership needs and anticipated director retirements. Our overarching goal is that the unique skills and experiences of each individual director complement and enhance the overall capabilities of the board.

Neither the committee nor our board have adopted specific criteria for selecting director nominees, preferring to maintain the flexibility to evaluate the board’s needs at any given point in time in light of our company’s business model, strategic plan, and the skillset of the then-current members of the board. However, as evidenced by the biographies of our director nominees that appear above, we believe it is important that our board have individual directors who possess skills in such broad areas as:

●	strategic planning and business development;

●	mergers and acquisitions;

●	legal and regulatory compliance;

●	finance and accounting matters;

●	industry experience and knowledge (particularly in the energy services and maritime sectors), including hands-on operational experience;

●	demonstrated leadership of complex organizations;

●	corporate governance;

●	public company board service; and

●	international business.

Each candidate is evaluated to ensure that he or she possesses personal and professional character and integrity, and each must demonstrate exceptional ability and judgment in his or her respective endeavors. Candidates must possess sufficient time and availability to effectively carry out their duties and responsibilities as a director of our company. The committee may employ professional search firms (for which it would pay a fee) to assist it in identifying potential nominees for board service with the right mix of skills and disciplines.

This year, as in prior years, the committee reviewed the qualifications of each of our current directors as well as the contributions each has made to our board and the company during his or her tenure as a director. In connection with the merger of Tidewater and GulfMark in 2018, the Tidewater board was expanded from seven to ten members. In 2019, the board engaged in a process of determining its optimal size and composition. The board determined that operational efficiency is a key success factor for the company as it addresses long-standing challenges facing the OSV industry and that it was important to lead by example and to “do more with less.” The board believes a smaller board is not only more cost-effective but enables the board to be more responsive and efficient in advancing the company's strategic goals. Accordingly, the board reduced its size from ten to seven members with the resignation of three directors in late 2019, and it currently has seven directors. The board has determined that it is in the company’s best interest to expand the board size to eight. Based on the recommendation of its nominating and corporate governance committee, the board is nominating seven of our current directors (Messrs. Anderson, Fagerstal, Kneen, Raspino, Rigdon, and Traub and Ms. Zabrocky) and Mr. Robotti as the eighth director for a one-year term. The board will be considering candidates recommended by stockholders as well as other candidates that can provide the optimal mix of skills, diversity and attributes to contribute to the board's effectiveness.

Consideration of Candidates Recommended by Stockholders. Our bylaws provide that a stockholder of our company entitled to vote for the election of directors may nominate candidates for election to our board at our annual meeting of stockholders by complying with the required notice procedures, as described in greater detail below. The nominating and corporate governance committee’s policy is to consider director candidates recommended by stockholders on the same basis and in the same manner as it considers all director candidates.

No director candidates were recommended by stockholders in time for consideration at the 2021 annual meeting. To be timely for our 2022 annual meeting, a stockholder’s nomination must be given in writing and delivered or mailed to the company’s Secretary and received at our principal executive offices no earlier than February 8, 2022 and no later than March 10, 2022.

Stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our company. A description of these requirements is set forth in the company’s bylaws, which may be obtained as described under “Corporate Governance – Availability of Corporate Governance Materials.”

INFORMATION REGARDING EXECUTIVE OFFICERS

Each of our executive officers is appointed by, and serves at the pleasure of, our board. Information regarding our current executive officers (other than Mr. Kneen, who also serves as a director and whose biography is included above under “Proposal 1 – Election of Directors”), including all offices held by the officer as of December 31, 2020, is as follows:

Name	Age	Position
David E. Darling	66

Executive Vice President and Chief Operating Officer since March 2021. Vice President and Chief Human Resources Officer from March 2018 to March 2021. Senior Vice President and Chief Human Resources Officer of GulfMark from 2007 to March 2018, including during the GulfMark Reorganization.

Daniel A. Hudson	49

Executive Vice President, General Counsel, and Secretary since March 2021. Vice President, General Counsel, and Secretary from October 2019 to March 2021. Assistant General Counsel from May 2017 to September 2019. Managing Counsel from May 2015 to May 2017. Regional Counsel from May 2012 to May 2017. Staff Attorney from July 2007 to May 2012.

Samuel R. Rubio	61

Executive Vice President and Chief Financial Officer since March 2021. Vice President, Chief Accounting Officer, and Controller from December 2018 to March 2021. Prior to the business combination, Senior Vice President – Chief Financial Officer of GulfMark from April 2018 to November 2018. Senior Vice President – Controller and Chief Accounting Officer of GulfMark from January 2012 to April 2018, including during the GulfMark Reorganization. Vice President – Controller and Chief Accounting Officer of GulfMark from December 2008 and December 2011.

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance practices designed to aid the board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

Corporate Governance Policy. Our board has adopted a Corporate Governance Policy, which, together with our certificate of incorporation, bylaws, and board committee charters, form the framework for the governance of our company. The nominating and corporate governance committee is charged with reviewing the Corporate Governance Policy at least annually to assess the continued appropriateness of those guidelines in light of any new regulatory requirements and evolving corporate governance practices. After this review, the committee recommends any proposed changes to the Corporate Governance Policy to the full board for approval.

Code of Business Conduct and Ethics. Our board has also adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics sets forth principles of ethical and legal conduct to be followed by our directors, officers, and employees. The Code of Business Conduct and Ethics requires any employee who reasonably believes or suspects that any director, officer, or employee has violated the Code of Business Conduct and Ethics, company policy, or applicable law to report such activities to his or her supervisor or to our Chief Compliance Officer (Daniel A. Hudson, our Executive Vice President, General Counsel, and Secretary), either directly or anonymously. We do not tolerate retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to the Code of Business Conduct and Ethics or assists with any ensuing investigation.

Our Code of Business Conduct and Ethics also references disclosure controls and procedures required to be followed by all officers and employees involved with the preparation of the company’s SEC filings. These disclosure controls and procedures are designed to enhance the accuracy and completeness of the company’s SEC filings and, among other things, to ensure continued compliance with the Foreign Corrupt Practices Act.

Environmental, Social and Governance Highlights. Since Tidewater was founded 65 years ago, we have been guided by our values, commitment to safety, and respect for stakeholders, communities and the environment. We believe operating effectively means operating safely and responsibly and we have a long history of investing in new equipment and technologies that improve our operations and support environmental stewardship initiatives. We also consistently strive to support our employees through extensive training and development programs and continuously emphasize our high safety standards.

Our board engages in regular discussions relating to environmental, social and governance (“ESG”) initiatives and is committed to the development and promotion of ESG practices across the organization. Our board considers our sustainability agenda at least annually in connection with our strategic plan. The Nominating and Corporate Governance Committee is tasked with the responsibility of overseeing the effectiveness of our ESG policies, goals and programs, including review of our annual Sustainability Report. Other board committees are also involved with the assessment and management of our environmental and social priorities through their oversight responsibilities, including risk and talent management.

Our commitment to ESG principles is reflected in our core values and in various ongoing initiatives, including the following:

●

maintaining the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business;

●	adhering to our core values and striving to continually improve our ESG systems and processes to enhance our performance;

●	demonstrating integrity and respect for others by setting goals and objectives that enhance our commitment to a safe workplace;

●	protecting the environment by focusing on operational efficiencies that promote the reduction of emissions through fuel and environmental monitoring

●	ensuring that the safety of our employees, as reported in industry-leading metrics, is our highest priority;

●	actively embracing, valuing and encouraging the diversity of our employees and ensuring this culture remains an integral part of our employment and retention policies;

●	communicating our expectation that our company, including our suppliers, contractors, and employees, achieves and promotes strong ESG performance;

●	investing in community betterment in the areas in which we operate;

●	focusing on developing and implementing sustainable practices that promote health, fair dealing and compliance throughout our business;

●

responsibly recycling vessels in a sustainable and socially-responsible manner, safeguarding the environment and human health and safety in accordance with applicable laws and regulations, including the 2009 “Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships,” the “Basel Convention on the Control of the Transboundary Movements of Hazardous Wastes and their Disposal” and, where applicable, EU and U.S. EPA Ship Recycling Regulation;

●

setting GHG reduction targets in alignment with the goals of the “United Nations Framework Convention on Climate Change”, better known as the “Paris Climate Agreement” or “COP21”, to keep global warming under two degrees Celsius and the IMO’s own climate goals, to reduce absolute emissions 50% by 2050 and by 70% on an intensity basis;

●	regularly reporting our ESG results, while continuing to evaluate ways to improve; and

●	developing frameworks and metrics to present our ESG results in an effective and transparent manner.

In recognition of the importance of ESG principles to our business, the initiatives set forth above are being undertaken with the unanimous support of our board.

In 2020, significant progress was made in many of these areas, including but not limited to the following:

●

the company appointed a vice president of ESG to lead the development of our sustainability strategy, and in cooperation with key functional leaders, to implement sustainability policies and processes across our operations worldwide;

●	we achieved the company’s best safety performance on record, with zero lost time incidents and a TRIR of 0.34 per million man-hours;

●	the company recorded no material incidents or related to significant or harmful accidental spills in 2020;

●

we continued to execute our plan to expand the connectivity of our fleet with the implementation of state-of-the-art high bandwidth satellite communications, allowing us to more efficiently monitor and leverage big data to drive operational improvements that will continue to result in cost efficiencies and emissions reductions;

●

we established a baseline measurement of our GHG emissions and expanded our multi-faceted approach to emissions reduction including upgrading additional vessels with hybrid battery and shore power systems, while we continue to consider a wide range of complementary or alternative solutions that would deliver value over the short, medium and longer term through increased operational and cost efficiencies;

●	our cybersecurity initiatives continued to expand to ensure compliance with IMO Resolution MSC.428(98) - Maritime Cyber Risk Management in Safety Management Systems;

●

as a long-standing member of the organization, the company formally pledged to support the National Ocean Industries Association (NOIA)’s ESG program, which aligns with our own principles, including advancing best practices to reduce environmental impact and promote ecosystem health, developing a systematic approach to address climate change, promoting safe and healthy working conditions for our employees and supporting and encouraging diversity and inclusion in the industry’s employment practices;

●

Tidewater became a signatory to the UN Global Compact, the world’s largest corporate sustainability initiative, as part of our commitment to align our operations and strategies in the areas of human rights, labor, environment, and anti-corruption, and to take action in support of the UN goals and issues embodied in the Sustainable Development Goals (SDGs); and

●

in line with our commitment to protecting the environment, Tidewater has partnered with Sea Life Rescue, an organization with the mission to replenish endangered fish species by strategically deploying its innovative mobile marine hatcheries utilizing OSVs around the globe to restore critical biodiversity.

The company also developed and published its inaugural sustainability report, in alignment with the SASB Marine Transportation Standard (2018), TCFD climate-related disclosure recommendations and using GRI’s materiality principle to identify topics which have significant environmental, social, or economic impact or that are considered important to our stakeholders. A detailed review of the company’s progress in 2020, including a materiality analysis, current metrics, and future sustainability plans is included in the report. The report is available www.tdw.com/sustainability/sustainability2020.

Communicating with Directors. Stockholders and other interested parties may communicate directly with our board, the non-management directors, or any committee or individual director by writing to any one of them in care of our Secretary at 6002 Rogerdale Road, Suite 600, Houston, Texas 77072. Our company or the director contacted will forward the communication to the appropriate director. For more information regarding how to contact the members of our board, please visit our website at www.tdw.com/about-tidewater/corporate-governance/.

Complaint Procedures for Accounting, Auditing, and Financial Related Matters. The audit committee has established procedures for receiving, reviewing, and responding to complaints from any source regarding accounting, internal accounting controls, and auditing matters. The audit committee has also established procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Interested parties may communicate such complaints to the audit committee chair by following the procedures described under the heading “Communicating with Directors” above. Employees may report such complaints by following the procedures outlined in the Code of Business Conduct and Ethics and through other procedures communicated and available to them. As noted above, we do not tolerate retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.

Availability of Corporate Governance Materials. You may access our certificate of incorporation, our bylaws, our Corporate Governance Policy, our Code of Business Conduct and Ethics, and all committee charters under “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com. You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Secretary, 6002 Rogerdale Road, Suite 600, Houston, Texas 77072.

BOARD OF DIRECTORS

As of the date of this proxy statement, our board has seven members. Assuming all director nominees are elected, our board will have eight members following the 2021 annual meeting.

Board Meetings and Attendance. During the 2020 fiscal year, our board held 11 meetings, including telephonic meetings. Each director attended at least 75% of the meetings of the board and of the committees on which he or she served during fiscal 2020.

Our board does not have a policy requiring director attendance at annual meetings; however, our board’s practice is to schedule a board meeting on the same day as the annual meeting of stockholders in order to facilitate director attendance at the annual meeting. Each individual who was serving as a director at our 2020 annual meeting attended that meeting.

Director Independence. The standards relied upon by the board in affirmatively determining whether a director is independent are the objective standards set forth in the corporate governance listing standards of the NYSE. In making independence determinations, our board evaluates responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company, and management. In its review of director independence, our board also considers any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management of which it is aware.

Our board has affirmatively determined that six of our seven current directors – Messrs. Anderson, Fagerstal, Raspino, Rigdon, and Traub and Ms. Zabrocky are independent. Mr. Kneen is not independent as he serves as our president and chief executive officer.

Board Leadership Structure. The roles of chairman and chief executive officer are currently held by two different persons – Mr. Rigdon serves as our chairman and Mr. Kneen serves as our president and chief executive officer.

Our board believes that, at this time, our current leadership structure best serves the interests of our company and our stockholders by clearly allocating responsibilities between the two offices. As our president and chief executive officer, Mr. Kneen’s primary responsibilities are to manage the day-to-day business and to develop and implement the company’s business strategy with the oversight of, and input from, the board. As chairman, Mr. Rigdon’s primary responsibility is to lead the board in its responsibilities of providing guidance to, and oversight of, management.

We have not adopted a policy requiring that these two roles be separate; rather, our board’s policy is to determine from time to time whether it is in the best interests of the company and its stockholders for the roles to be separate or combined. We believe that our board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company based on needs of the company at that particular time. If we combine these roles in the future, or if the board determines that the chairman is otherwise not independent under NYSE standards, the board will elect a lead independent director at the same time that it elects its chairman.

Executive Sessions of Non-Management Board Members. Our non-management directors meet in regularly-scheduled executive sessions presided over by our chairman. At the conclusion of each board meeting, the non-management directors have an opportunity to meet in executive session. The non-management and independent directors may schedule additional executive sessions throughout the year. During fiscal 2020, the non-management members of our board (all of our directors except the individual then serving as chief executive officer) met six times in executive session.

Annual Board Self-Assessments. To assist in its review as to whether the board and its committees are functioning effectively, our board has instituted annual self-assessments of the board and each of its committees. The directors participate in an annual evaluation of the full board and each committee on which they serve. The board and each committee discuss the findings, making changes as deemed necessary to improve director communications and the overall effectiveness of board and committee meetings. The nominating and corporate governance committee oversees this evaluation process. The most recent self-assessment, which was conducted in 2020, was guided by the board’s previously-disclosed intent to undertake a review of its size and composition in light of our current size and scope of operations, with a focus on reducing the overall size of the board while maintaining an optimal mix of skills and backgrounds, including a focus on diversity.

Role of the Board in Risk Oversight. While our board as a whole has responsibility for risk oversight, each of our board committees oversees and evaluates risks associated with its respective areas of responsibility, as summarized below under “Composition and Role of Board Committees.” Our board and its committees focus annually on identifying, evaluating, and managing the spectrum of key risks faced by our company. The particular areas of focus include strategic, operational, financial and reporting, compensation, regulatory and compliance, international, and other risks.

COMPOSITION AND ROLE OF BOARD COMMITTEES

Our board currently has three standing committees: audit, compensation, and nominating and corporate governance. Actions taken by our committees are reported to the full board. Each of these three committees is comprised entirely of independent directors and is governed by a written charter that is reviewed annually and approved by the full board. A copy of each committee charter is available online or by mail as described in “Corporate Governance – Availability of Corporate Governance Materials.”

The current members of each board committee are identified in the following table, which also indicates the number of meetings each committee held during fiscal 2020:

Board Committee
	Audit	Compensation	Nominating and Corporate Governance
Darron M. Anderson	X		X
Dick Fagerstal	Chair		X
Quintin V. Kneen
Louis A. Raspino	X	Chair
Larry T. Rigdon
Kenneth H. Traub		X	Chair
Lois K. Zabrocky	X	X
Number of Meetings in Fiscal 2020	6	3	3

Audit Committee. Our board’s audit committee is a separately designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Its current members are listed in the above chart. The board has determined that all three committee members are financially literate and that each of the three members qualifies as an “audit committee financial expert,” as defined by SEC rules.

The main function of our audit committee is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationship, and the audits of our financial statements. The audit committee’s key responsibilities are:

●	appointing and retaining our independent auditor;

●	evaluating the qualifications, independence, and performance of our independent auditor;

●	reviewing and approving all services (audit and permitted non-audit) to be performed by our independent auditor;

●	reviewing with management and the independent auditor our audited financials;

●	reviewing the scope, adequacy, and effectiveness of our internal controls;

●	reviewing with management our earnings reports, quarterly financial reports and certain disclosures;

●	reviewing, approving, and overseeing related party transactions; and

●	monitoring the company’s efforts to mitigate the risk of financial loss due to failure of third parties.

The audit committee is also responsible for any audit reports the SEC requires us to include in our proxy statements. In this proxy statement, the requisite report may be found under the heading “Audit Committee Report.”

Each member of the audit committee satisfies all of the additional independence requirements for audit committee members set forth in the corporate governance listing standards of the NYSE and Exchange Act Rule 10A-3.

Compensation Committee. The role of the compensation committee is to assist our board of directors in discharging its responsibilities relating to:

●	overseeing our executive compensation program;

●

reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and determining and approving the compensation of our executive officers, including cash and equity-based incentives;

●	consideration of all substantive elements of our employee compensation package, including identifying, evaluating, and mitigating any risks arising from our compensation policies and practices;

●	ensuring compliance with laws and regulations governing executive compensation;

●	evaluating appropriate compensation levels and designing elements of director compensation; and

●	engaging in such other matters as may from time to time be specifically delegated to the committee by the board of directors.

Each member of the compensation committee satisfies all of the additional independence requirements for compensation committee members set forth in the corporate governance listing standards of the NYSE and Exchange Act Rule 16b-3.

The compensation committee reports to the board of directors on all compensation matters regarding our executive officers and management and may form and delegate authority to subcommittees when appropriate. The compensation committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” section of our Form 10-K or proxy statement and, based on such review and discussion, recommending to the board that the Compensation Discussion and Analysis be included in our Form 10-K or proxy statement and issuing a Compensation Committee Report to that effect.

The “Compensation Discussion and Analysis” or “CD&A” section of this proxy statement provides a discussion of the process the committee uses in determining executive compensation. Included in the subsection entitled “Process of Setting Compensation” is a description of the scope of the compensation committee’s authority, the role played by our chief executive officer in recommending compensation for the other named executives, and the committee’s engagement of compensation consultants.

Risk Review of Employee Compensation. Consistent with SEC disclosure requirements, the compensation committee performs an annual risk assessment of our company’s compensation programs. Management has identified the elements of our compensation program that could incentivize management to take risks and has reported to the compensation committee its assessment of those risks and mitigating factors particular to each risk. The compensation committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. Some of the findings the committee considered in reaching this conclusion include:

●	our cash/equity mix strikes an appropriate balance between short-term and long-term risk and reward decisions;

●

the company performance portion of our annual incentive plan is based on company-wide financial and operating performance metrics as well as safety criteria, which are less likely to be affected by individual or group risk-taking;

●	our annual and long-term incentive plans have conservative payout caps;

●	our compensation levels and performance criteria are subject to multiple levels of review and approval;

●	we have an executive compensation recovery policy (“clawback”) and stock ownership guidelines for our executives; and

●	our Policy Statement on Insider Trading prohibits hedging and pledging of company securities by all company insiders, including our executives.

Nominating and Corporate Governance Committee. The key responsibilities of the nominating and corporate governance committee are to:

●	assist our board by identifying individuals qualified to serve as directors of the company and recommending nominees to the board;

●	monitor the composition of our board and its committees;

●	recommend to our board a set of corporate governance guidelines for the company;

●	oversee legal and regulatory compliance;

●	oversee our environmental, social, and governance (“ESG”) initiatives; and

●	lead our board in its annual review of the board’s performance.

Additional information regarding the nominating and corporate governance committee’s role in nominating directors and the ability of stockholders to recommend candidates for director may be found under “Proposal 1: Election of Directors – Director Nominating Process and Considerations” and “ – Consideration of Candidates Recommended by Stockholders,” respectively.

DIRECTOR COMPENSATION

2020 DIRECTOR COMPENSATION TABLE

This table reflects all compensation paid to or accrued by each individual who served as a non-management director during fiscal 2020. The compensation of Mr. Kneen, who currently serves as our President and Chief Executive Officer, is disclosed in the Fiscal 2020 Summary Compensation Table. A description of the elements of our director compensation program follows this table.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Current Directors
Darron M. Anderson	14,492	149,335	163,827
Dick Fagerstal	64,063	168,750	232,813
Louis A. Raspino	65,462	168,750	234,212
Larry T. Rigdon	106,645	168,750	275,395
Kenneth H. Traub	52,813	168,750	221,563
Lois K. Zabrocky	20,009	168,750	188,759
Former Directors(2)
Randee E. Day	70,363	--	70,363
Robert P. Tamburrino	68,230	--	68,230

_________________________

(1)

Reflects the aggregate grant date fair value of time-based restricted stock units granted to each director during fiscal 2020, computed in accordance with FASB ASC Topic 718. Each current director except Mr. Anderson received a grant of 27,000 RSUs on July 28, 2020; Mr. Anderson received a pro-rata grant of 21,364 RSUs on September 8, 2020, the effective date of his appointment to our board. These RSU grants, which will vest on the first anniversary of the date of grant, were the only equity awards held by any of our directors at the end of fiscal 2020.

(2)

Each of Ms. Randee E. Day and Mr. Robert P. Tamburrino served as a non-management director until the 2020 annual meeting of the stockholders. While neither received an equity grant during fiscal 2020, each did receive a cash payment of $40,685 in lieu of an incremental equity grant for the year. For each, this amount is included in the “Fees Earned or Paid in Cash” column.

_________________________

We currently use a combination of cash and equity-based compensation to provide competitive compensation for our non-management directors and to enable them to meet their stock ownership guidelines. Our compensation committee is responsible for overseeing our outside director compensation program and recommending any changes to the full board for action. Meridian Compensation Partners, LLC (“Meridian”), which served as the independent consultant to our compensation committee in 2020, also assisted the committee and the board in its 2020 review of director compensation to help ensure that our director pay levels and program components are in line with competitive market practice.

Director Fees. For fiscal 2020, the cash and equity-based compensation payable to our non-management directors was as follows:

Fee Type	Amount
Annual cash retainer	$47,813 ► unchanged from 2019, this represents a 15% reduction from the 2017 annual retainer ($56,250)
Annual equity-based retainer	$168,750 grant date value, delivered in the form of time-based restricted stock units (“RSUs”), which vest at the end of the one-year service period
Additional annual cash retainer for the chair of the board	$50,000
Additional annual cash retainer for the chair of the audit committee	$16,250(1)
Additional annual cash retainer for the chair of the compensation committee	$15,000
Additional annual cash retainer for the chair of the nominating and corporate governance committee	$5,000(1)(2)

_________________________

(1)	Effective during the fourth quarter of 2020, the annual fees for the chairs of the audit committee and the nominating and corporate governance committee were set at $20,000 and $10,000, respectively.

(2)	Such amount does not include $1,250 paid to Randee E. Day, the former chair of the nominating and corporate governance committee.

_________________________

The number of RSUs granted in each award is calculated by dividing the grant date target value by the closing price of a share of our common stock on the date of grant. All of the time-based RSUs granted to directors during fiscal 2020 will vest on the first anniversary of the date of grant, provided the director remains a member of the board on the vesting date. However, vesting of the award would accelerate if, prior to the vesting date, the director died, terminated service due to disability, or was willing and able to continue to serve as a director but was either not renominated or not reelected to serve another term.

Director Stock Election Program. Under this program, each non-employee director is provided an opportunity to elect to receive a percentage of his or her base cash retainer in fully-vested shares of Tidewater common stock, which are issued from our equity compensation plans. For each participant, the shares are issued to director on the same day on which he or she would have received the cash payment, based on the closing price of a share on that day (rounded down to the nearest whole share). None of our directors elected to participate in the program during 2020.

Stock Ownership Guidelines. Our non-employee directors are subject to stock ownership guidelines requiring each director to own and hold company stock worth five times his or her annual cash retainer no later than five years after his or her appointment. Under the guidelines, unvested RSUs count as shares of company common stock. Of our six non-employee director nominees, each of Messrs. Fagerstal and Rigdon has until August 1, 2022 to comply with the guidelines while each of Messrs. Raspino and Traub have until November 15, 2023, Ms. Zabrocky has until July 28, 2025, and Mr. Anderson has until September 8, 2025 to comply with the guidelines. These guidelines are described in greater detail under “Compensation Discussion and Analysis – Other Compensation and Equity Ownership Policies – Stock Ownership Guidelines.”

Other Benefits. We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees. We also cover the cost of our directors attending continuing education programs (including tuition and travel).

PROPOSAL 2: APPROVAL OF THE 2021 STOCK INCENTIVE PLAN

Introduction.

On March 9, 2021, the board authorized the 2021 Stock Incentive Plan (the “Plan”). While stockholder approval of the 2021 Stock Incentive Plan is not required under Delaware law, such stockholder approval is required under the NYSE listing rules. Accordingly, the company is seeking stockholder approval to ratify the decision of the board to adopt the Plan.

Purpose of the Proposal.

We believe that providing officers, directors, key employees, consultants, and advisors with a proprietary interest in the growth and performance of our company stimulates individual performance and enhances stockholder value. We also believe that a significant portion of a named executive’s compensation should be directly linked to our performance. Consistent with this philosophy, during fiscal 2020, over 70% of our Chief Executive Officer’s and slightly below 50% of our other named executives’ total target compensation was delivered in the form of long-term incentive awards.

We currently grant annual long-term incentive awards to our executives and key employees under the Tidewater Inc. 2017 Stock Incentive Plan (the “2017 Plan”), which became effective as a result of the restructuring, and the Tidewater Inc. Legacy GLF Management Incentive Plan (the “Legacy GLF Plan”), which was originally adopted by GulfMark but was assumed and converted by us in the business combination. As of March 31, 2021, approximately 616,187 shares of common stock remain available for grant under these plans. Although the number of shares required for each annual grant varies based on a number of factors, including our share price at the time of grant and the size of individual grants awarded by our compensation committee, we do not believe that we have sufficient shares available for our long-term incentive annual grants to our executive officers and other key employees for fiscal 2021 and beyond.

We believe that adoption of a new plan is necessary to provide the company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately three years. We are seeking the stockholders’ approval of 2,700,000 shares of common stock for awards under the Plan (the “share pool”), subject to adjustment as described in the Plan. In particular, the share pool will be reduced by one share for every one share underlying any award granted after December 26, 2020 under the 2017 Plan or the Legacy GLF Plan. The shares of common stock issued by the company under the Plan will be currently authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions. In determining the number of shares to be issuable pursuant to the Plan, the company evaluated its share availability under the 2017 Plan or the Legacy GLF Plan, recent share usage, historical burn rate, projected burn rate under the Plan, and the potential cost and dilution to shareholders associated with the new reserve and outstanding equity-based awards that the company previously granted.

If stockholders approve the Plan, no future awards will be made from the 2017 Plan or the Legacy GLF Plan and all remaining shares available for grant under the 2017 Plan or the Legacy GLF Plan will be cancelled on the date when the Plan becomes effective. Outstanding awards under the 2017 Plan or the Legacy GLF Plan will continue to be governed by the 2017 Plan or the Legacy GLF Plan, as applicable, and the applicable agreements under which they were granted.

However, if the Plan is not approved by our stockholders, the 2017 Plan and the Legacy GLF Plan will continue in effect and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and use cash that could be reinvested in our business.

The Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•

the Plan prohibits granting stock options and stock appreciation rights with an exercise price less than the fair market value of a share of stock on the date of grant, or repricing such incentives without stockholder approval;

•	the Plan contains limitations on grants to individual participants (including directors) in a given calendar year;
•	except in the event of death or disability, awards under the Plan may not vest until the expiration of at least one year of service after the award’s grant date;
•

the Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, or shares delivered or withheld to satisfy a tax withholding obligation);

•	awards under the Plan are administered by the compensation committee or the nominating and corporate governance committee, each of which is a committee of our board of directors; and
•	awards under the Plan are subject to clawback or recoupment in accordance with the company’s clawback policies.

Dilution. If the Plan is approved, the overall simple dilutive effect of our equity award program (counting shares available for issuance plus shares currently subject to outstanding awards) would be approximately 6.15% of our fully diluted shares outstanding.

Summary of Our Existing Equity Plans

The following table provides certain additional information regarding our existing equity plans as of March 31, 2021.

Total Stock Options Outstanding	603,756
Total Shares of Restricted Stock Outstanding	0
Total RSUs Outstanding	1,094,963
Weighted-Average Exercise Price of Stock Options Outstanding	$11.46
Weighted-Average Duration of Stock Options Outstanding	9.5 years
Total Shares Remaining Available for Grant under our 2017 Plan and our Legacy GLF Plan(1)	616,187
Total Shares Reserved for Issuance under the Plan	1,698,719
Total Shares of Common Stock Outstanding	43,894,274
(1)	No additional grants will be made under these plans if the Plan is approved.

Terms of the Plan

Administration of the Plan. The compensation committee of our board of directors (or a subcommittee thereof) will generally administer the Plan, and has the authority to grant incentives under the Plan and to set the terms of the awards, amend any outstanding incentives or accelerate the time at which any outstanding incentives may vest, correct any defect in the Plan or any incentive as it deems necessary and establish rules or regulations relating to administration of the Plan. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate officers of our company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934. No member of the board or the compensation committee, nor any employee or agent of the company to whom authority under the Plan is delegated, will be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or incentives granted (unless constituting fraud or a willful criminal act or willful criminal omission), and the company will indemnify such persons for the losses incurred in connection with the foregoing.

Eligibility. Officers, directors, key employees and consultants and advisors to our company will be eligible to receive incentives under the Plan when designated as participants. We currently have four executive officers and six non-employee directors who are eligible to receive incentives under the Plan. In addition, approximately 51 key employees participate in our current equity incentive plans (the 2017 Plan and the Legacy GLF Plan). Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code;
•	nonqualified stock options;
•	stock appreciation rights;
•	restricted stock;
•	restricted stock units;
•	other stock-based awards; and
•	cash-based performance awards.

Each type of award is discussed in greater detail in “Types of Incentives” below.

Shares Issuable Through the Plan. A total of 2,700,000 shares of our common stock, representing approximately 6.6% of our outstanding common stock (the “share pool”), plus the number of shares of Common Stock underlying any award granted under the 2017 Plan or the Legacy GLF Plan that expires, terminates, or is canceled or forfeited under the terms thereunder are authorized to be issued under the Plan. The closing sale price of a share of our common stock, as quoted on the NYSE on April 12, 2021, was $12.03. The Plan does not contain any sublimits for full value awards or a fungible design.

The share pool will be reduced by one share for every one share underlying any award granted after December 26, 2020 under the 2017 Plan or the Legacy GLF Plan. The shares of common stock issued by the company under the Plan will be currently authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions. In determining the number of shares to be issuable pursuant to the Plan, the company evaluated its share availability under the 2017 Plan or the Legacy GLF Plan, recent share usage, historical burn rate, projected burn rate under the Plan, and the potential cost and dilution to shareholders associated with the new reserve and outstanding equity-based awards that the company previously granted.

Limitations and Adjustments to Shares Issuable Through the Plan. The Plan limits the incentives granted to any single officer, employee, consultant, or advisor in a calendar year to no more than 1,000,000 shares of our common stock, not including incentives valued in dollars rather than shares of common stock. For awards valued in dollars, the maximum dollar value of those incentives (whether or not paid in shares) that may be paid out to any single officer, employee, consultant or advisor in any calendar year is $ 5,000,000. Each non-employee director may be granted incentives with respect to no more than 250,000 shares of common stock each calendar year; provided, that such limitation will not apply in respect to any incentives granted in lieu of payment of cash director compensation or board or committee fees pursuant to such non-employee director’s election. The maximum number of shares that may be issued upon the exercise of options intended to qualify as incentive stock options under the Internal Revenue Code is 2,000,000.

Share Counting. For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an award is forfeited, cancelled, or expires before exercise or realization will be available again for issuance or delivery under the Plan. However, shares may not be recycled if they were delivered or withheld from an incentive in payment of the exercise price of a stock option or to cover any tax withholding obligation. If incentives may be settled only in cash, then the grant, vesting, payout, settlement or forfeiture of such incentives has no impact on the number of shares available for grant under the Plan.

The compensation committee will make any such adjustments in such manner as it may deem equitable in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the shares of common stock or other unusual or nonrecurring corporate event affecting the company, or any changes in applicable rules, rulings, regulations or other legal requirements, including, without limitation, (i) adjusting the number and/or kind of shares of common stock subject to the Plan, (ii) adjusting the exercise price of any stock option or stock appreciation right and the performance objectives applicable to any incentive that is subject to performance-based vesting conditions, (iii) adjusting any other terms applicable to any outstanding incentive, (iv) providing for a substitution or assumption of incentives (or incentives of an acquiring company), providing for a period of time (that shall not be required to be more than 10 days) for participants to exercise outstanding vested incentives before the occurrence of such event (and any such incentive not so exercised shall terminate or become no longer exercisable upon the occurrence of such event), and (v) cancelling any outstanding incentives (or incentives of an acquiring company) and causing to be paid to the holders thereof in cash, shares, other securities or other property or any combination thereof, the fair value of such vested incentives, as determined by the compensation committee; provided, that such committee will make an equitable or proportionate adjustment to outstanding incentives to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718). Except as otherwise determined by the compensation committee, any adjustment in incentive stock options shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Internal Revenue Code, and any adjustments made shall be made in a manner that does not adversely affect the exception provided pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The company will give each participant notice of an adjustment and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any such event and corresponding adjustment, for reasons of administrative convenience, the compensation committee in its sole discretion may refuse to permit the exercise of any incentives during a period of up to 30 days before the anticipated occurrence of any such event and adjustment.

Amendments to the Plan. Our board of directors may amend, modify, suspend or terminate the Plan at any time. Our board of directors may seek approval of our stockholders for the purpose of compliance with Section 422 of the Internal Revenue Code or for other purposes, and shall seek approval of our stockholders to the extent required by applicable law or listing requirements of the applicable national stock exchange.

No amendment, modification, suspension or termination of the Plan may materially impair any previously granted award without the consent of the recipient.

Term of the Plan. No incentives may be granted under the Plan more than ten years after the date the Plan is approved by our stockholders.

Incentive Agreements. Grants of incentives will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the compensation committee and detailed in an incentive agreement between the company and the participant. The agreement may include provisions requiring the forfeiture of outstanding incentives in the event of the participant’s termination of employment or, in the case of performance-based grants, if applicable goals or targets are not met.

Types of Incentives. Each type of award that may be granted under the Plan is described below.

Stock Options. A stock option is a right to purchase shares of common stock from the company. The compensation committee will determine the number and exercise price of the options and when the options become vested and/or exercisable, as set forth in the incentive agreement; provided, that, except in the case of death or disability, no stock option shall vest until the expiration of at least one year of service following the stock option’s grant date. The option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in assumption or substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the compensation committee but may not exceed ten years. Such committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then-current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another award, a cash payment or shares of common stock, unless approved by our company’s stockholders. The Plan permits the compensation committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The option exercise price may be paid in cash, by check, in shares of common stock (if permitted by the compensation committee in writing, including duly adopted resolutions), through a “cashless” exercise arrangement with a broker approved by our company (if permitted by the compensation committee in writing, including duly adopted resolutions), through a net exercise procedure (if permitted by the compensation committee in writing, including duly adopted resolutions)), or in any other manner authorized by the compensation committee.

Participants holding stock options will not be entitled to any dividend equivalent rights before exercise of the incentive.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of common stock, cash or combination thereof. If the SAR is payable in cash, the holder is entitled to a cash payment equal to the appreciation value of the number of shares of common stock as to which the SAR is being exercised. If the SAR is payable in shares, the holder is entitled to receive a number of shares of common stock equal to the appreciation value of the number of shares of common stock as to which the SAR is being exercised divided by the fair market value of a share of common stock on the business day immediately preceding the date on which the company received notice of exercise. The compensation committee will determine the exercise price used to measure share appreciation, which may not be less than the fair market value of a share of common stock on the date of grant, except for a stock appreciation right granted in assumption or substitution of an outstanding award in an acquisition transaction, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years. Also, the compensation committee will determine when the SARs become vested and/or exercisable, as set forth in the incentive agreement; provided, that, except in the case of death or disability, no SAR shall vest until the expiration of at least one year of service following the stock option’s grant date. The Plan restricts decreases in the exercise price and certain exchanges of SARs on terms similar to the restrictions described above for options.

Participants holding SARs will not be entitled to any dividend equivalent rights before exercise of the incentive.

Restricted Stock. Shares of restricted stock are shares of common stock granted by the compensation committee and made subject to certain restrictions on sale or other transfer, forfeitability provisions and other terms and conditions, including the attainment of specified performance goals, as the compensation committee may determine, during a particular period of time, as set forth in the incentive award. Subject to the restrictions provided in the applicable incentive agreement and the Plan, including restrictions imposed on the receipt of dividends and the right to vote unvested shares of restricted stock, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares. Except in the case of death or disability, no award of restricted stock will vest until the expiration of at least one year of service following the award’s grant date.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from our company one share of common stock on a respective vesting or settlement date. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the compensation committee may determine. Such committee will establish the vesting time period for the RSUs at the time an award of RSU is made. Except in the case of death or disability, no award of RSUs will vest until the expiration of at least one year of service following the award’s grant date. Subject to the restrictions provided in the applicable incentive agreement and the Plan, a participant receiving RSUs has no rights as a stockholder as to the shares underlying such RSUs until the RSUs vest and shares of common stock are issued to the participant. Participants holding RSUs will not be entitled to any dividend equivalent rights with respect to their RSUs.

Other Stock-Based Awards. The Plan also permits the compensation committee to grant to eligible participants incentives paid out in shares of common stock. These other awards shall be denominated or payable in, valued in whole or in part by reference to, or are otherwise based on or related to, shares of, or the appreciation in value of, shares of common stock. The compensation committee has discretion to determine the terms and conditions of such other stock-based awards; provided, that no dividend equivalent rights shall be paid with respect to such other stock-based awards that are unvested. Also, the compensation committee will determine when the other stock-based awards become vested, as set forth in the incentive agreement; provided, that, except in the case of death or disability, such other stock-based awards will not vest until the expiration of at least one year of service following the award’s grant date.

Cash-Based Performance Awards. A cash-based performance award shall be payable in cash and be subject to such terms and conditions, including the attainment of specified performance goals, as the compensation committee may determine.

Performance Goals. Our compensation committee will determine the performance goals that may be applicable in case of any award.

Termination of Employment or Service. If a participant ceases to be an employee of our company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding incentives may be exercised, will vest, or will expire at such times as may be determined by the compensation committee and as provided in the applicable incentive agreement.

Change of Control. In the event of a change of control of our company, as defined in the Plan, the compensation committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding incentives as follows: (i) continuation or assumption of such outstanding incentives under the Plan by the company (if we are the surviving entity) or by the surviving entity or its parent; (ii) substitution by the surviving entity or its parent of awards with substantially the same terms for outstanding awards (with appropriate adjustments to the type of consideration payable upon settlement of the awards); or (iii) if all or substantially all of the company’s outstanding shares of common stock are transferred in exchange for cash, shares, or other property or consideration in connection with such change of control:

(A) upon written notice, provide that any outstanding vested stock options and SARs are exercisable during a reasonable period of time immediately before the scheduled consummation of the event or such other reasonable period as determined by the compensation committee, after which such stock options and SARs shall terminate if not exercised; or

(B) cancel outstanding vested incentives for fair value as determined in the sole discretion of the compensation committee; provided, that, in the case of stock options and SARs, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the change of control transaction to holders of shares of common stock (or, if no such consideration is paid, fair market value of the shares of common stock) over the aggregate exercise price of such incentives being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks, or any other contingencies, payments may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of shares in connection with the change of control.

In the event of a participant’s involuntary termination of service without cause during the 18-month period following a change in control, except as specifically provided in any incentive agreement, (i) any unvested outstanding options and SARs of the participant shall become immediately vested and exercisable with respect to 100% of the shares subject to such options or SARs, and (ii) any unvested Restricted Stock and RSUs of the participant shall vest 100% as of the date of the participant’s termination of service.

Notwithstanding any other provision summarized herein, in the case of any participant who is a party to a severance or employment agreement with the company that contains provisions that are to apply in the case of a change of control, the terms of such severance or employment agreement with respect to the treatment of any awards of such participant under the Plan in the event of a change in control of the company shall govern the actions taken by the compensation committee with respect to such awards in the event of a change of control.

Transferability of Incentives. The incentives granted under the Plan may not be transferred except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Internal Revenue Code) (subject, in the case of stock options that are intended to qualify as incentive stock options, to the written consent of the compensation committee (including duly adopted resolutions)); or (d) as to stock options only, if permitted by the compensation committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld (up to the maximum permissible withholding rate). The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the maximum amount required to be withheld. This election must be made before the date on which the participant is required to pay to the company the amount of tax to be withheld, and except as otherwise provided in the incentive agreement, is subject to the compensation committee’s right of disapproval.

Sub-plans. The compensation committee may establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the company intends to grant incentives. All sub-plans will be deemed a part of the Plan, but any sub-plan shall apply only to the participants specified in that sub-plan.

No Right as a Shareholder. Except as otherwise specifically provided in the Plan or any incentive agreement, no person will be entitled to the privileges of ownership in respect of shares of common stock of the company that are subject to the incentives granted until such shares have been issued or delivered to that person.

Government and Other Regulations. The Plan, the granting and vesting of incentives under the Plan, and the issuance and delivery of common stock and the payment of money under the Plan are subject to compliance with all applicable U.S. federal, state, and local, and non-U.S., laws, rules, and regulations, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of the company’s counsel, be necessary or advisable. The compensation committee may cancel an incentive if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the company’s acquisition of common stock from the public markets, the issuance of common stock to the participant, the participant’s acquisition of common stock from the company, and/or the participant’s sale of common stock to the public markets illegal, impracticable, or inadvisable, in exchange for payment to the participant of an amount equal to the excess of (A) the aggregate fair market value of the shares of common stock subject to such incentive (determined as of the applicable exercise date or as of the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price (in the case of a stock option or stock appreciation right) or any amount payable as a condition of delivery of shares of common stock, as applicable.

Clawback. The company may cancel any incentive, require a participant to reimburse any incentive granted, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the company’s clawback policies that may be adopted and/or modified from time to time. In addition, a participant may be required to repay to the company previously paid compensation, whether provided pursuant to the Plan or an incentive agreement, in accordance with such clawback policy.

Awards to Be Granted

If our stockholders approve the Plan at the annual meeting, grants of incentives to officers, directors, key employees, consultants, and advisors will be made in the future by the compensation committee as deemed necessary or appropriate. For information regarding equity incentives granted to our executive officers during fiscal 2020, please see the “Fiscal 2020 Grants of Plan-Based Awards” table.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of incentives that may be made under the Plan are summarized below. Participants who are granted incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. Normally, a participant who is granted a stock option will not realize any income nor will our company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a nonqualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date, and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a nonqualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding periods have been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin new holding periods and have a zero basis.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, subject to any limitations under Section 162(m) of the Internal Revenue Code.

Other Stock-Based Awards and Cash-Based Performance Awards. Generally, a participant who is granted other stock-based awards or cash-based performance awards under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, subject to any limitations under Section 162(m) of the Internal Revenue Code.

Tax Consequences of a Change of Control. If, upon a change of control of our company, the exercisability, vesting, or payout of an award is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the participant exceeds an amount equal to three times the “base amount” for such participant. The base amount generally is the average of the annual compensation of the participant for the five years preceding such change of control. An “excess parachute payment,” with respect to any participant, is the excess of the parachute payments to such participant, in the aggregate, over and above such participant’s base amount. If the amounts received by a participant upon a change of control are characterized as parachute payments, the participant will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Required Vote for Approval and Recommendation of the Board of Directors.

The ratification and approval of the 2021 Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the annual meeting. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification and approval of the 2021 Stock Incentive Plan. For more information, please see “Questions and Answers about the Annual Meeting and Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2021 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 about our equity compensation plans under which shares of common stock of the company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights(3) (a)	Weighted-average exercise price of outstanding options and rights(4) (b)	Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a))(5) (c)
Equity Compensation Plans Approved by Stockholders(1)	1,024,439	6.48	590,704
Equity Compensation Plans Not Approved by Stockholders(2)	82,691	--	656,275
Totals as of December 31, 2020	1,107,130	6.48	1,246,979

_________________________

(1)	Represents shares subject to awards issued under the Tidewater Inc. 2017 Stock Incentive Plan (the “2017 Plan”).

(2)

Represents shares subject to awards issued under the Tidewater Legacy GLF Management Incentive Plan, which we assumed in connection with the business combination (the “Legacy GLF Plan”). We describe this plan in further detail below.

(3)

Represents the number of shares subject to outstanding stock options and the maximum number of shares that may be issued under restricted stock units (RSUs) currently outstanding under both the 2017 Plan and the Legacy GLF Plan (maximum of one share per time-based RSU and up to two shares per performance-based RSU, depending on the extent to which the performance conditions are met).

(4)	Represents the weighted average exercise price for outstanding stock options. These options have a weighted average remaining contractual term of 9.5 years.

(5)	Awards may be granted under either plan in the form of stock options, restricted stock, RSUs, or other cash- or equity- based awards.

Material Features of the Legacy GLF Plan. In connection with our 2018 business combination with GulfMark, we assumed the Legacy GLF Plan. Immediately following the closing, as converted in the business combination, a total of 924,351 shares of Tidewater common stock were authorized for issuance under the Plan, 88,479 of which were subject to then-outstanding equity awards. The number of share issuable under the Legacy GLF Plan is subject to adjustment in the event of a recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar change in our common stock. Following the closing, we may grant equity-based incentives under the Legacy GLF Plan to certain individuals who were not employees, officers, directors, and consultants of the company immediately prior to the closing. The Legacy GLF Plan will be administered by the compensation committee of the board with respect to awards granted to employees and consultants of the company and its subsidiaries. The board has the right to amend or discontinue the Legacy GLF Plan or to modify its terms and conditions; however, any amendment that would materially impair an outstanding award would require the award holder’s consent. No awards may be granted under the Legacy GLF Plan after April 13, 2028 although any awards that are outstanding at the time that the Legacy GLF Plan is terminated may remain outstanding in accordance with their terms.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(“SAY-ON-PAY” VOTE)

At each annual meeting, we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives as disclosed in this proxy statement pursuant to Section 14A of the Exchange Act. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that the vote is not binding on the company, our board of directors, or its compensation committee. The vote on this resolution is not intended to address any specific element of compensation but rather relates to the overall compensation of our named executives and our compensation philosophy and practices, as described in this proxy statement.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executives as disclosed in the proxy statement for the company’s 2021 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby APPROVED.

We understand that our executive compensation practices are important to our stockholders. In considering your vote on this proposal, we encourage you to review all of the relevant information in this proxy statement – the description of our program located in the Compensation Discussion and Analysis, the compensation tables, and the rest of the narrative disclosures regarding our program.

At our 2020 annual meeting, this proposal was approved with more than 97% of voting shares cast in favor of the say-on-pay resolution. We will continue to engage with our stockholders and welcome their feedback on our pay programs throughout the year.

While this say-on-pay vote is not binding, our compensation committee and board take the views of our stockholders into account and will review the voting results and consider the outcome of the vote when making future compensation decisions for our named executives. We invite stockholders who wish to communicate with our board on executive compensation or any other matters to contact us as provided under “Corporate Governance – Communicating with Directors.”

Approval of this resolution requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the annual meeting. Abstentions will be counted as votes against this proposal, and broker non-votes will have no effect on this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR approval of the compensation of our named executives as disclosed in this proxy statement. For more information, please see “Questions and Answers about the Annual Meeting and Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This section of our proxy statement discusses and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to certain executive officers of the company. We refer to these executives as our “named executives” or “NEOs.” For fiscal 2020, our named executives were:

NEO	Current Title
Quintin V. Kneen	President and Chief Executive Officer
David E. Darling	Executive Vice President, Chief Operating Officer, and Chief Human Resources Officer
Daniel A. Hudson	Executive Vice President, General Counsel, and Secretary
Samuel R. Rubio	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer

In this CD&A section, we first provide an Executive Summary of our company’s business and performance during the fiscal year and how that performance affected executive compensation decisions and payouts. We next explain the Compensation Philosophy and Objectives that guide our compensation committee’s executive compensation decisions. We then describe the committee’s Process of Setting Compensation. Next, we discuss in detail each of the Compensation Components, including, for each component, a design overview as well as the actual results yielded for each named executive in fiscal 2020.

Executive Summary

Fiscal 2020 and Recent Company Performance Highlights.

●

Successful Realization of Business Combination Synergies. Since the completion of our business combination with GulfMark in November 2018, we have high-graded our fleet and achieved material cost savings.

$97 million proceeds from disposal of non- core and lower specification vessels	Reduced cost structure by 33% since merger	Outperformed G&A cost reduction targets

●

Maintained Sector-Leading Balance Sheet Strength. We maintained our sector-leading financial profile and low net debt position by carefully managing our balance sheet and being conservative with respect to capital expenditures.

Reduced long-term debt by over $250 million	Consent solicitation of senior notes reduced risk of covenant noncompliance	Cash tender offer to purchase up to $50 million of outstanding senior notes

●

Capital Discipline Focus. Capital discipline remains a core focus for Tidewater and our ongoing fleet rationalization, working capital management and disciplined approach to capital expenditures all contribute significantly to our ability to generate positive cash flow.

Generated $52.7 million in free cash flow (FCF)	Shifted geographic footprint to more profitable locations such as Trinidad and Suriname	Implemented digital transformation to improve efficiency

●	Industry Leader in Safety Performance. Tidewater’s initiatives to streamline its operating platform did not reduce our high standard of operations.

TRIR of 0.34 lowest in Company history	Zero loss time incidents	Significantly reduced insurance and loss reserves

●

Shareholder Value Creation and Improvements on Corporate Governance Matters. Tidewater has taken decisive actions to put Tidewater on a firm course for success and shareholder value-creation, including enhanced focus on ESG-related matters across the Company.

Streamlined board and executive team structure	Improved gender and ethnic diversity of board	Upgraded talent and industry expertise of executive team

Although we continue to work towards our goal of sustainable positive free cash flow (FCF), we do expect our business operations in 2021 to be negatively impacted by the reduction in demand for hydrocarbons resulting from the response to the COVID-19 pandemic. In 2020, the reduction in demand for hydrocarbons compounded by a global over-supply of oil resulted in an unprecedented decline in the price of oil, which resulted in our primary customers, the oil and gas companies, making material reductions to their planned spending on offshore projects, compounding the effect of the virus on offshore operations.

As the full impact of these factors to our operating environment continues to play out, our team remains dedicated to monitoring, adapting to and mitigating the effects on our business. Ensuring the health and safety of our employees and maintaining our strong balance sheet and liquidity will remain our key priorities.

Fiscal 2020 Compensation Highlights. As described in greater detail under “Compensation Components,” the three main components of our executive compensation program are base salary, an annual cash incentive award, and long-term incentive awards. The table below provides a summary of key actions taken with respect to each of these three components in fiscal 2020:

Pay Component	Results for 2020	Considerations
Base Salary	CEO’s base salary was unchanged Other NEO’s salaries were increased by 20%	To move salaries closer to market median and to recognize expanding individual responsibilities
Short-Term Incentive (“STI”) Program	For each NEO, STI award payouts were 80% of target	To reflect and recognize free cash flow (“FCF”) achievement in excess of threshold, historically strong safety performance, and target performance on individual performance objectives
Long-Term Incentive (“LTI”) Award

In April, we granted annual LTI awards to our NEOs as follows:

►   CEO: 50% time-based RSUs and 50% stock options with a premium exercise price (125% of the closing price of the company’s common stock on the date of grant)

►   Other NEOs: 100% time-based RSUs

To further the direct shareholder alignment, with a significant performance-based component for our CEO

To help manage dilution, a 60-day average stock price was used to determine number of shares granted to NEOs, resulting in greater than 50% reduction in actual grant value as compared to target grant value

In addition to the three components discussed above, in early 2020, due to employee retention concerns in a very uncertain economic environment, the company adopted a retention program for current officers and certain other key employees to preserve management through any payout of the 2020 STI program. As discussed in greater detail below under “Compensation Components – Retention Bonuses,” each of our named executives entered into an agreement with the company that provided for the payment of a cash retention award no later than April 30, 2020 (for each of Messrs. Kneen, Rubio and Darling, in the amount of $300,000; for Mr. Hudson, $210,000). As provided in the agreement, the retention awards are subject to a recapture provision which that will be triggered if the participant’s employment terminates within a year of the agreement’s execution.

As our industry enters a downturn, the compensation committee is committed to ensuring that we have an appropriate program in place to retain, motivate and incentivize our leadership team to guide us through the cycle.

Compensation Philosophy and Objectives

As a company with a global reach in an operationally-demanding, volatile, highly cyclical, and capital-intensive business, we design our executive compensation program to achieve the following objectives:

●

Pay for performance: to promote a performance- and results-oriented environment with conservative salaries and enhanced emphasis on at-risk pay, aligning compensation with performance measures that are directly related to our company’s strategic goals, key financial and safety results, individual performance, and creation of long-term stockholder value without incurring undue risk;

●

Pay competitively and equitably: to provide externally competitive and internally equitable compensation opportunities to help attract, motivate, develop, and retain the executive talent that we require to compete and manage our business effectively; and

●	Shareholder alignment: to align the interests of executives and stockholders by delivering a significant portion of target compensation in equity or equity-based vehicles.

The specific principles followed and decisions made in establishing the compensation of our named executives for fiscal 2020 are discussed in more detail below.

Compensation Best Practices. Our compensation committee (referred to throughout this section as the “committee”) strives to align executive compensation with stockholder interests and incorporate strong governance standards into our compensation program, including through the following:

●

Emphasis on Performance-Based and At-Risk Compensation. By design, a meaningful portion of our named executives’ pay is delivered in the form of performance-driven and at-risk incentive compensation, which closely aligns a significant portion of executive pay with successful attainment of our business objectives and, ultimately, stockholder returns.

●

No Single-Trigger Change of Control Benefits. We do not currently have any arrangements with our named executives that provide for single-trigger cash or equity change of control benefits. We believe that our executive change of control agreements provide protections to our executives that align with current market practice (including modest severance multiples such as 3x for our CEO and 2x for our other named executives, caps on certain benefits, and a “best-net” provision in the event the total payments to the executive trigger an excise tax).

●	Limited Executive Perquisites. We offer our executives very few perquisites that are not generally available to all employees – reimbursement of certain club memberships and paid parking.

●	No Income or Excise Tax Gross-Ups. We do not have any contractual arrangements that would require us to pay tax gross-ups to any of our executives.

●

Clawback Policy that Applies to Cash and Equity Compensation. Given that a significant portion of each named executive’s compensation is incentive-based, the compensation committee has adopted a compensation recovery, or “clawback,” policy applicable to cash and equity incentive compensation, which permits the company to recoup such payments in certain situations if the financial statements covering the reporting period to which such compensation relates must be restated.

●

Robust Stock Ownership Guidelines Applicable to Directors and Officers. Each director and officer is required to acquire and hold significant positions in company stock by the later of August 1, 2022 or the fifth anniversary of his or her appointment – five times annual retainer or base salary for directors and our chief executive officer and three times base salary for our other named executives.

Process of Setting Compensation

Our board of directors has delegated to the committee the primary responsibility for overseeing our executive compensation program. The committee annually reviews and sets the compensation for our executive officers, subject to approval by the full board (excluding the CEO) of all compensation matters regarding our executives and other key management employees, since March 2020. For more information about the committee’s responsibilities, see “Composition and Role of Board Committees – Compensation Committee.”

Role of the Chief Executive Officer. Our CEO makes recommendations to the committee with respect to salary, short-term incentive (bonus), and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information generated by the committee’s compensation consultant, the company’s compensation strategy, his assessment of individual performance, and the experience level of the particular executive. After discussing those recommendations with the CEO, its consultant, and amongst themselves, the committee makes the final decisions on executive compensation, subject to approval by the full board (excluding the CEO) since March 2020.

Evaluating the Chief Executive Officer’s Compensation. In evaluating the CEO’s compensation, the committee reviews the competitive market information provided by its compensation consultant and bases its decisions regarding his compensation on our overall compensation strategy, the CEO’s self-assessment, and the committee’s independent assessment of his performance, using the objectives that the committee established at the beginning of the year as one point of analysis. Since March 2020, the committee’s determinations are then subject to approval by the full board (excluding the CEO). These deliberations are held in executive session so that the CEO is not present when the committee and board make determinations regarding his compensation.

Role of Compensation Consultant. Our committee has sole authority over the selection, use, compensation and retention of any compensation consultant engaged to assist the committee in discharging its responsibilities. During 2020, Meridian Compensation Partners, LLC (Meridian) served as the committee’s primary consultant. The committee’s primary consultant also surveys director compensation upon the request of the committee. Meridian has provided no other services to, nor has any other relationship with, our company. As required by SEC rules, the committee has assessed Meridian’s independence with respect to all six independence factors and concluded that Meridian’s work has not raised any conflicts of interest.

Peer Group. In consultation with the consultant, the committee reviews and approves our peer group annually, paying particular attention to mergers, acquisitions, and bankruptcies, each of which may make a peer company more or less aligned to our business. In making its determinations regarding fiscal 2020 compensation, the committee reviewed detailed performance and compensation data on the companies in our peer group.

In July 2020, the committee approved certain changes to our peer group based on recommendations from Meridian, including the removal of two peers, Diamond Offshore and Hornbeck Offshore, each of which filed for bankruptcy protection during 2020. Following these adjustments, our peer group consisted of the following 16 companies:

Bristow Group Inc.	Newpark Resources
Dril-Quip, Inc.	NCS Multistage Holdings
Exterran Corporation	Oceaneering International
Forum Energy Technologies	Oil States International
Frank’s International NV	RigNet, Inc.
Gulf Island Fabrication	SEACOR Holdings, Inc.
Helix Energy Solutions	SEACOR Marine Holdings
International Seaways	TETRA Technologies

Consideration of Prior Say-on-Pay Vote Results. Since 2011, our board’s policy has been to hold say-on-pay votes at each annual meeting of stockholders, consistent with the board’s voting recommendation on, and the actual results for, each of the two advisory votes on the frequency of future say-on-pay votes that we have held. The most recent such vote was in 2018 and more than 99% of voting shares were cast in favor of continuing to hold annual say-on-pay votes. Our next advisory vote on the frequency of future say-on-pay votes will be held at our 2024 annual meeting of stockholders.

At our 2020 annual meeting, our stockholders approved our executive compensation, with more than 97% of voting shares cast in favor of the say-on-pay resolution at that meeting. The result of the most recent say-on-pay vote is an important point of reference for the committee as it makes executive compensation decisions for a given year. In addition, we regularly engage with stockholders and welcome their feedback on our pay programs throughout the year.

Compensation Components

As noted previously, the three core components of our executive compensation program are base salary, a short-term cash incentive, and long-term incentive awards. This section discusses each of these compensation elements and arrangements as well as the retention bonuses, change of control protections, retirement benefits, and limited perquisites provided to our named executives during fiscal 2020.

Base Salary. In prior years, the committee’s practice has been to review and determine salary levels for named executives prior to the beginning of each fiscal year. Our base salary determinations are based on a variety of factors, including individual performance, market salary levels, our company’s overall financial condition, and industry conditions. The company generally considers the market median of the company’s peer group as the target for total compensation, although individual pay levels may vary from median for a variety of reasons.

In April 2020, the committee reviewed base salaries and decided to leave Mr. Kneen’s salary as Chief Executive Officer unchanged. However, the committee increased base salaries for each of the other named executives from $230,000 to $275,000, an increase of slightly under 20%, in order to align salaries more closely with the competitive median, based primarily on the company’s peer group, and to recognize increased individual position responsibilities. Other than Mr. Kneen, each NEO received the increased base salary on a prorated basis, and the actual total base salaries that each NEO received during fiscal years 2019 and 2020 are shown below:

Name and Principal Position(1)	Fiscal Year	Salary ($)
Quintin V. Kneen President, Chief Executive Officer, and Director	2020	500,000
	2019	399,375
Samuel R. Rubio Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	2020	261,875
	2019	230,000
David E. Darling Executive Vice President Chief Operating Officer, and Chief Human Relations Officer	2020	261,875
	2019	230,000
Daniel A. Hudson Executive Vice President, General Counsel, and Secretary	2020	261,875
	2019	197,417

Short-Term Cash Incentive Compensation.

Structure of the Program. Our typical practice is to pay short-term cash incentives to our named executives for the purpose of rewarding both the company and individual performance during a given year. During 2020, our STI program was conditioned on the company’s achieving sufficiently positive free cash flow of at least $50 million and allocated the target award among the four separate measures of performance, which were intended to be weighted and evaluated separately, as follows:

●

Free Cash Flow (“FCF”) (60%): FCF is a non-GAAP investment performance indicator which we believe provides useful information regarding the net cash generated by the company before any payments to capital providers. FCF is determined from net cash provided by (used in) operating activities adjusted for capital expenditures, proceeds from asset sales, cash interest expense and interest income;

●

Operational Efficiency (20%): operational efficiency depends upon our achievement of pre-established goals for the period, such as maximizing the active utilization rate of the available fleet and keeping the professional fees and air freight costs in line;

●

Safety Performance (10%): safety performance depends upon our achievement of pre-established goals for the period, such as lost-time accidents or our total recordable case frequency or TRCF results; and

●	Individual Performance (10%): individual performance is based on the committee’s subjective assessment of the individual executive’s performance during the period.

The performance targets established for 2020 were set at a level which was considered challenging, and the potential payout range was set conservatively in the interest of avoiding any unintended windfalls due to market volatility.

Maximizing FCF is one of our most important short-term company strategic objective. We believe that FCF is a core measure of the company’s performance and our focus on FCF is intended, among other things, to incentivize management to focus on key cash generation drivers, such as operating and administrative cost efficiency, optimal capital investments, and timely collection of accounts receivable balances. FCF is also important for long-term stockholder value creation in that it incentives management focused on creating an efficient, scalable growth platform and lower overall net debt levels.

We include a safety performance component in our STI program to reinforce our commitment to continue to be an industry leader in safety. We believe that a safe work environment helps us to attract and retain a more experienced work force and gives us a competitive advantage among our peers, both in retaining existing business and when bidding for new work. In addition, a strong safety record helps us to minimize our insurance and loss costs and the overall cost of doing business.

We also include an operational efficiency component in our STI program to reinforce our commitment to enhance our operational efficiency. One of the core objectives to enhance our operational efficiency is to maximize the utilization rate of our fleet to remain active and generate revenues. Also, it is important for us to keep our operational costs, such as professional fees and air freight costs, as low as possible to operate our business efficiently and to remain competitive in the market.

The committee’s practice has been to approve the executive STI program during the first quarter of our fiscal year. In approving the plan, the committee approves the company performance metrics, the specific performance levels for each metric, and the target award for each named executive, which is expressed as a percentage of the executive’s base salary. In March 2020, the committee approved the fiscal 2020 STI program and designated each of the named executives as a participant.

All metrics except for the FCF target, payouts could range between 0-100% of the individual component’s target award, depending on performance. Payout on the FCF portion could range from 0-125% of the target FCF component, depending on performance. Assuming maximum performance on all metrics, the overall maximum a participant could earn under the fiscal 2020 STI program would be 115% of his target award.

The following chart shows the target award for each participating named executive, expressed as a percentage of his base salary, as well as the dollar amount of the target award he was eligible to receive under the STI program for fiscal 2020:

Named Executive	Base Salary(1) ($)	Target Award as % of Salary (%)	Target Award ($)
Quintin V. Kneen	500,000	100%	500,000
Samuel R. Rubio	275,000	70%	192,500
David E. Darling	275,000	70%	192,500
Daniel A. Hudson	275,000	70%	192,500

_________________

(1)	Represents the annual base salary for each named executive at the end of fiscal 2020.

Calculation of 2020 STI Program Metrics and Payouts. The table below summarizes performance standards and actual achievement for the year. For the Operational Efficiency and Safety performances, performance at or above target results in a 100% payout and performance at or below target results in a 0% payout. For the FCF performance, (i) performance below threshold results in a 0% payout (ii) performance at threshold results in a 75% payout, (iii) performance at target results in 100% payout and (iv) maximum performance or above results in a payout at 125% of target opportunity. Actual payout is calculated using straight line interpolation between threshold and target and between target and maximum. The individual performance was a discretionary component, based on the committee’s subjective assessment of the individual executive’s performance. The committee determined that individuals did achieve the 10% in this category.

The performance targets established for 2020 were set at a level which was considered challenging, and the potential payout range was set conservatively in the interest of avoiding any unintended windfalls due to market volatility. Despite unexpected challenges faced during 2020 due to the COVID-19 pandemic, the committee made no adjustment to the goals established for 2020. As shown, actual performance under the plan resulted in a payout at 80% of target, which yielded an aggregate plan payout to all participants of approximately $2.8 million.

	Performance Standards				Percent
Performance Metric	Threshold	Target	Maximum	Actual Performance	of Target Earned	Times Weight	Equals Weighted Payout
FCF (a)	$50.0 MM	$73.5 MM	$97.0 MM	$56.2 MM	81.6%	60%	49.0%
Operational Efficiency (b)	See below for three components	See below for three components	See below for three components	See below for three components	0%	30%	0.0%
	--	84% (Active Utilization)	--	< 84%	--	--	--
	--	$13.1MM (Professional Fees)	--	>13.1MM	--	--	--
	--	$3.5 MM (Air freight costs)	--	>3.5MM	--	--	--
Individual Performance (c)	--	--	--	--	100%	10%	10.0%
Safety (d)	--	0.5 LTIF 1.0 TRCF	--	0 LTIF 0.34 TRCF	100%	10%	10.0%
Adjustment of Individual Performance for Subjective Criteria (e)							11.0%
Calculated Percent of Target Earned							80.0%

_____________

(a)	FCF. The objective was to achieve the FCF of $73.5 million, with the minimum threshold of $50.0 million required to fund the 2020 STI program.

(b)	Operational Efficiency. The objectives were to achieve (i) active utilization rate of 84.0%, (ii) professional fees of $13.1 million and (iii) air freight costs of $3.5 million.

(c)

Individual Performance. This is a discretionary component, based on the committee’s subjective assessment of the individual executive’s performance. The committee determined that individuals did achieve the 10.0% in this category.

(d)

Safety. The objectives were to achieve (i) the number of lost time injuries occurring in a workplace per 1 million hours worked, which is referred to as “Lost Time Incident Frequency” or “LTIF”, of 0.5, and the total recordable case frequency in a workplace per 1 million hours worked, which is referred to as “Total Recordable Case Frequency” or “TRCF”, of 1.0.

(e)

Adjustment. Given the significant challenges that the company faced in connection with the COVID-19 pandemic and others during fiscal 2020, the committee adjusted the individual performance component by increasing its weighted payout by 11.0%.

Long-Term Incentive Compensation. The company maintains two long-term incentive (“LTI”) plans, the Tidewater Inc. 2017 Stock Incentive Plan (the “2017 Plan”), which became effective as a result of the restructuring of the company in 2017, and the Tidewater Inc. Legacy GLF Management Incentive Plan (the “Legacy GLF Plan”), which was originally adopted by GulfMark but was assumed and converted by us in the business combination.

Given recent senior leadership changes and to address potential retention and motivation concerns, in early 2020, the committee, with the assistance of its compensation consultant, conducted a comprehensive executive compensation review. As a result, the committee granted time-based restricted stock units to each named executive and for Mr. Kneen, stock options with a premium exercise price equal to 125% of the closing price of a share of our common stock on the date of grant.

For each named executive, his award (RSUs and, for Mr. Kneen, stock options) vests in three equal installments on the first three anniversaries of the date of grant, contingent upon his continued employment on the vesting date (except in the case of death or termination due to disability). Mr. Kneen’s stock options have a maximum term of ten years.

In light of COVID-related stock price declines during 2020, and to help manage dilution, the committee used a 60-day average stock price to determine the number of shares to grant to our NEOs. This methodology led to actual grant values that were roughly 38% below the intended target grant value in aggregate as shown below:

Named Executive	2020 Target Grant Value	60-Day Average Stock Price (1)	Premium Stock Options (#)	Restricted Stock Units (#)	Stock Price on Date of Grant (2)	Grant Date Value of 2020 Grant	Percent Decrease from Target Grant Value
Quintin V. Kneen	$2,500,000	$10.99	344,598	113,717	$5.18	$1,702,107	-32%
Samuel R. Rubio	$330,000	$10.99	--	30,021	$5.18	$155,509	-53%
David E. Darling	$330,000	$10.99	--	30,021	$5.18	$155,509	-53%
Daniel A. Hudson	$330,000	$10.99	--	30,021	$5.18	$155,509	-53%
TOTAL	$3,490,000					$2,168,634	-38%

Retention Bonuses. In early 2020, given the uncertainty surrounding efforts to contain the global COVID-19 pandemic and the resulting pressure on the world’s economies, the committee installed a retention program for current officers and certain other key employees to preserve management through any payout of the 2020 STI program. As part of this retention program, each designated participant, including all four named executives, entered into a retention agreement with the company that provided for the payment of a cash retention award no later than April 30, 2020. Under that agreement, the retention awards are subject to a recapture provision which will be triggered if the participant’s employment terminated within a year of the agreement’s execution. Each of Messrs. Kneen, Rubio and Darling received a retention award in the amount of $300,000 while Mr. Hudson received a retention award in the amount of $210,000. As of April 30, 2021, all four of the named executives have successfully completed their retention periods. The retention award amounts for each named executive are reported in his “Bonus” column of the Fiscal 2020 Summary Compensation Table.

Retirement Benefits. Our named executives participate in employee benefit plans generally available to all employees, including a qualified defined contribution retirement plan (the “401(k) Savings Plan”). We have a broad-based legacy Pension Plan, which has been frozen and closed to new participants for nearly a decade. Mr. Darling is the only named executive who participates in our Pension Plan. Since his participation is based on his prior employment with us (from 1983 to 1996), he is currently in payout status and receives a modest annual benefit ($2,227). Mr. Darling will not accrue any additional benefits under the Pension Plan for his current service (he rejoined us in March 2018). Since January 1, 2011, when the Pension Plan was frozen, all qualified retirement benefits have been provided through our 401(k) Savings Plan.

In addition to these broad-based programs, we provide our executives with a non-qualified deferred compensation plan, the Supplemental Savings Plan (the “SSP”), which acts as a supplement to our 401(k) Savings Plan. The SSP is designed to provide retirement benefits to our officers that they are precluded from receiving under the underlying qualified plans due to the compensation and benefit limits in the Internal Revenue Code. None of our named executives have elected to participate in the SSP.

We also sponsor a Supplement Executive Retirement Plan (the “SERP”), which has been closed to new participants since 2010 and frozen from additional accruals since 2018. None of our named executives participates in the SERP.

Change of Control Agreements. During 2020, we had change in control agreements with all four of our named executives, which are described below as our “legacy change of control agreements.” However, these agreements have been superseded by the combined severance and change of control agreements approved by our board on March 9, 2021, which are described further below in the section entitled, “Fiscal 2021 Consolidation of Employment-Related Agreements.”

We continue to offer our executives change of control benefits for several reasons. We believe that offering these protections to our executives and other key personnel is an important part of good corporate governance, as they alleviate individual concerns about the possible involuntary loss of employment and ensure that the interests of our named executives will be materially consistent with the interests of our stockholders when considering corporate transactions. In addition, we believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of our company.

Our legacy change of control agreements had an initial term of one year (ending on December 31) but were subject to one-year “evergreen” renewal periods unless the company provided written notice to the officer by June 30 of a given year that it did not wish to extend the agreement past its then-current term.

The legacy agreement provided the officer with certain employment protections for a two-year period following a change in control of the company. In addition, if the officer were terminated without “cause” or terminated his own employment with “good reason” during that two-year protected period (as defined in the agreement), he would be entitled to receive certain payments and benefits. Specifically, among other benefits, the officer would be entitled to receive: (1) a cash severance payment equal to a specific multiple (three times for the chief executive officer, two times for the executive vice presidents, and one time for vice president) of the sum of (a) his base salary in effect at the time of termination and (b) the greater of his average bonus over the last three years and his target bonus; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the Agreement; (4) a lump sum cash payment for continuation coverage under the Company’s health benefit plans; (5) immediate vesting of any outstanding but unvested equity awards as of the termination date, including retention of unexercised stock options to term; and (7) treatment of any performance conditions to have been achieved at target level for any equity awards for which vesting or payout is subject to performance conditions.

Under the legacy agreement, the officer would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the officer would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

Other Benefits and Perquisites. We also provide certain limited perquisites to our named executives. For 2020, these perquisites consisted primarily of club dues for one country club membership. We do not provide tax gross-ups on any perquisites.

Employment Agreements. During 2020, we had employment agreements with two of our named executives, Messrs. Kneen and Rubio, which are described below as our “legacy employment agreements.” However, these agreements have been superseded by the combined severance and change of control agreements approved by our board on March 9, 2021, which are described further below in the section entitled, “Fiscal 2021 Consolidation of Employment-Related Agreements.”

Mr. Kneen. We were party to a legacy employment agreement with Mr. Kneen, which was initially assumed in the business combination with GulfMark and was amended upon his promotion to President and CEO in September 2019. Mr. Kneen continued to serve as our Chief Financial Officer on an interim basis until March 2021, when Mr. Rubio was appointed to that role. Under his legacy employment agreement, Mr. Kneen was entitled to receive an annual base salary of no less than $500,000 and to participate in our STI program with an annual target opportunity of 100% of base salary, and was eligible to participate in any LTI program for executive officers.

To induce Mr. Kneen to join us as our Chief Financial Officer following the GulfMark business combination, the committee awarded him an initial LTI grant of time-based RSUs with a grant date value of $1,050,000, which will vest in equal installments over the first three anniversaries of the date of grant. The value of this initial LTI grant was based on the severance for which Mr. Kneen would have been eligible had he not accepted our offer of continued employment. In addition, Mr. Kneen’s legacy GulfMark RSUs, which were assumed and converted by us in the business combination (his “converted RSUs”), remained outstanding subject to their original vesting schedule (with the last such tranche vesting on April 13, 2021).

In the event of Mr. Kneen’s death or termination due to disability during the term of his legacy employment agreement, Mr. Kneen would be entitled to receive a pro-rata STI award for the year of termination based on actual performance and the vesting of any unvested portion of his initial LTI grant and his converted RSUs would accelerate. In addition, if Mr. Kneen’s employment were terminated by the company without “cause” or if he terminated his employment with “good reason” during the term of his legacy employment agreement, then, subject to his execution and non-revocation of a general release of claims against the company, Mr. Kneen would be entitled to receive certain payments and benefits. Specifically, in such event, Mr. Kneen would be entitled to receive a lump sum cash severance equal to 24 months’ of then-current base salary, a lump sum cash payment equal to the total premiums that Mr. Kneen would have been required to pay for 12 months’ of continuation coverage under the Company’s health plans, and would remain eligible to receive a pro rata bonus under the STI program for the year of termination based on actual performance. In addition, any unvested portion of his initial LTI grant and his converted RSUs would automatically vest in full.

Mr. Kneen’s legacy employment agreement contained certain restrictive covenants that apply during and after his employment, including an agreement to not disclose confidential information and, for a one-year period following his termination of employment for any reason, non-competition and non-solicitation agreements. As noted above, in addition to his employment agreement, Mr. Kneen was party to a legacy change of control agreement with us. If a “change of control” (as defined in the legacy change of control agreement) occurred during the term of the legacy change of control agreement, then that agreement would govern the terms of Mr. Kneen’s employment and his legacy employment agreement would be of no further force and effect.

Mr. Rubio. Mr. Rubio also joined us following our business combination with GulfMark and we are party to a legacy employment agreement with him that was assumed in that business combination and was amended and restated to reflect his employment with us. Under this agreement, which is in effect through December 28, 2021, Mr. Rubio is entitled to receive an annual base salary of no less than $230,000 and to participate in our STI program with an annual target opportunity of 70% of base salary. Mr. Rubio received two initial LTI grants, the first consisting of 10,000 of time-based RSUs (the “First Rubio Grant”) and the second with a grant date target value of $360,950 (the “Second Rubio Grant” and, together with the First Rubio Grant, the “Rubio Grants”), each of which will vest in three equal installments on December 28 of 2019, 2020, and 2021. In the event of Mr. Rubio’s death or termination due to disability during the term of his legacy employment agreement, any unvested portion of the Rubio Grants would automatically vest in full. If, during the term of the legacy employment agreement, we terminated Mr. Rubio’s employment without “cause” or if he terminated his employment with “good reason” (each as defined in the legacy employment agreement), then, subject to his execution and non-revocation of a general release of claims against the company, any unvested portion of the Second Rubio Grant would automatically vest in full. Mr. Rubio’s legacy employment agreement contained certain restrictive covenants that apply during and after his employment, including an agreement to not disclose confidential information and, for a one-year period following his termination of employment for any reason, non-competition and non-solicitation agreements. As noted above, in addition to his legacy employment agreement, Mr. Rubio was party to a legacy change of control agreement with us during 2020. If a “change of control” (as defined in the legacy change of control agreement) occurred during the term of the legacy change of control agreement, that agreement would govern the terms of Mr. Rubio’s employment and his legacy employment agreement would be of no further force and effect.

Fiscal 2021 Consolidation of Employment-Related Agreements. Effective March 9, 2021, our board approved a new form of severance and change of control agreement to be entered into with each of the named executives (referred to below as the “consolidated agreement”). This new consolidated agreement supersedes all prior employment-related agreements between the company and named executive, including the legacy employment agreements with Messrs. Kneed and Rubio and the legacy change of control agreements with each of the four named executives. The severance payment multiples for Mr. Kneen did not change under the new consolidated agreement, and the severance payment multiples for Messrs. Rubio, Hudson, and Darling reflect their recent promotions to Executive Vice President.

The consolidated agreement has an initial term through December 31, 2021 but is subject to one-year “evergreen” renewal periods unless the company provides written notice to officer by June 30 of a given year that it does not wish to extend the agreement past its current term.

The consolidated agreement provides each officer with certain employment protections for a two-year period following a change in control of the company. If the officer experiences a qualifying termination during that two-year protected period (if either the company terminates him without cause or the officer terminates his own employment with good reason), he will be entitled to receive certain payments and benefits, including: (1) a cash severance payment equal to a specific multiple (three times for the chief executive officer, two times for the executive vice presidents, and one time for vice president) of the sum of (a) his base salary in effect at the time of termination and (b) the greater of his average bonus over the last three years and his target bonus; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the agreement; (4) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (5) immediate vesting of any outstanding but unvested equity awards as of the termination date, including retention of unexercised stock options to term; and (7) treatment of any performance conditions to have been achieved at target level for any equity awards for which vesting or payout is subject to performance conditions.

In addition, the consolidated agreement provides that if the officer experiences a qualifying termination (if either the company terminates him without cause or the officer terminates his own employment with good reason) during the term of the agreement but outside of any change of control protected period, he will be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (two times for the chief executive officer, one-and-a-half times for the executive vice presidents, and a half time for vice president) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus, to be paid over a specified number of months following the termination date; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (4) immediate vesting of any unvested portion of his time-based equity awards which was scheduled to vest within 12 months of the termination date; and (5) retention of any unvested portion of his performance-based equity awards vesting within 12 months of the termination date, subject to the original performance conditions and payout timing.

Under the consolidated agreement, similar to the legacy change of control agreements, the officer would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the officer would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

Similar to the legacy employment agreements, the consolidated agreements contain certain restrictive covenants that apply during and after the officer’s employment, including an agreement to not disclose confidential information and, for a specified period of time following his termination of employment for any reason (other than a termination that occurs during a protected period by the company without cause or by the officer with good reason), non-competition and non-solicitation agreements.

Compensation and Equity Ownership Policies

Clawback Policy. Under our Executive Compensation Recovery Policy, we may recover cash and equity incentive compensation awarded if the compensation was based on the achievement of financial results that were the subject of a subsequent restatement of our financial statements if the executive officer engaged in intentional misconduct that caused the need for a restatement and the effect was to increase the amount of the incentive compensation.

Stock Ownership Guidelines. Under our stock ownership guidelines, our officers are required to hold the following amounts of company stock within five years of becoming an officer:

●	5x salary for the chief executive officer;

●	3x salary for the chief operating officer, chief financial officer, and executive vice presidents; and

●	2x salary for all other officers.

If an officer’s ownership requirement increases because of a change in title or if a new officer is added, a five-year period to achieve the incremental requirement begins in January following the year of the title change or addition as an officer. For our executives, the guidelines specify that time-based equity awards count as shares of company stock but performance-based awards do not. Each of our executives, like the members of our board, has until the fifth anniversary of his or her appointment to come into compliance with these guidelines.

Prohibition on Hedging and Pledging Transactions. Each of our named executives is subject to our Policy Statement on Insider Trading, an internal company policy adopted by our board. This policy includes a blanket prohibition on engaging in certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to our securities, regardless of whether those securities were received as compensation. This prohibition applies to all company insiders (including our directors and our named executives) as well as all of our other employees. In addition, the policy includes a blanket prohibition on insiders pledging company securities as collateral for a loan or any other purpose.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Messrs. Raspino, Traub and Zabrocky and, during 2020, Mr. Fagerstal also served on our compensation committee. None of these individuals has been an officer or employee of our company or any of our subsidiaries. No executive officer of our company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of our board or on our compensation committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon this review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Louis A. Raspino, Chairman
Kenneth H. Traub
Lois K. Zabrocky

FISCAL 2020 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to each of our named executives in all capacities in which they served for each of the last three completed fiscal years (2020, 2019, and 2018).

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(6) ($)	All Other Compen-sation(7) ($)	Total ($)
Quintin V. Kneen President, Chief Executive Officer, and Director	2020	500,000	300,000	589,054	1,113,052	400,000	--	21,110	2,923,216
	2019	399,375	--	1,000,017	--	--	--	18,512	1,417,904
	2018	62,521	--	1,060,005	--	--	--	--	1,122,526
Samuel R. Rubio Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	2020	261,875	300,000	155,509	--	154,000	--	975	872,359
	2019	230,000	--	164,004	--	--	--	975	394,979
David E. Darling Executive Vice President Chief Operating Officer, and Chief Human Relations Officer	2020	261,875	300,000	155,509	--	154,000	3,541	975	875,900
	2019	230,000	--	164,004	--	--	3,253	975	398,232
Daniel A. Hudson Executive Vice President, General Counsel, and Secretary	2020	261,875	210,000	155,509	--	154,000	--	975	782,359
	2019	197,417	--	130,022	--	--	--	975	328,414

_________________________

(1)

Reflects the positions held by each named executive as of the record date. At the end of fiscal 2020, Mr. Kneen was serving as interim Chief Financial Officer. On March 9, 2021, each of Messrs. Rubio, Darling, and Hudson was promoted from Vice President to Executive Vice President and two were given additional titles (Mr. Rubio was named Chief Financial Officer, succeeding Mr. Kneen in that position, and Mr. Darling was named Chief Operating Officer).

(2)

Represents cash retention bonuses paid to each named executive in early 2020. These bonuses were subject to clawback if the named executive terminated employment within a one-year period following execution of his retention bonus agreement.

(3)

For 2020, this figure represents the grant date value of time-based RSU grants made to our named executives. We value time-based RSUs based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the closing sale price per share of our common stock on the date of grant. For information regarding the assumptions made by us in valuing these RSUs, please see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)

Represents the grant date value of an award of non-qualified stock options to Mr. Kneen. We calculate the aggregate grant date fair value of these options, which have an exercise price equal to 125% of the closing price of a share of our common stock on the date of grant, using a Black-Scholes option model. For information regarding the assumptions made by us in valuing these options, please see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(5)	Represents payouts under our fiscal 2020 STI program. For more information on this program, see “Short-Term Cash Incentive Compensation.”

(6)

Reflects the change from the prior fiscal year in the actuarial present value of the accumulated benefit under our Pension Plan, which has been closed to new participants since 2010. Mr. Darling is the only named executive who is a participant in the Pension Plan and, as discussed in greater detail under “Fiscal 2020 Pension Benefits,” his participation is based on his prior service with Tidewater from 1983 to 1996. He is currently in payout status and receives payments in the form of a 50% joint and contingent annuity (approximately $2,227 per year). He will not accrue any additional benefits for his current service.

(7)

Consists of the cost of company-paid parking (for each of Messrs. Kneen, Rubio, Darling, and Hudson, $975), and certain club memberships (for Mr. Kneen, $20,135). We do not reimburse any executive for tax liability incurred in connection with any perquisite.

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS

The following table presents additional information regarding all equity and non-equity incentive plan awards granted to our named executives during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards:	All Other Option Awards:
Name and Type of Grant	Grant Date	Threshold ($)	Target/ Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price ($/Sh)	Grant Date Fair Value of Stock Awards ($)
Quintin V. Kneen
Annual Cash Incentive(1)	--	--	500,000
TB RSU Grant(2)	4/20/20			113,717			589,055
Stock Option(3)	4/20/20				344,598	6.475	1,113,052
Samuel R. Rubio
Annual Cash Incentive(1)	--	--	192,500
TB RSU Grant(2)	4/20/20			30,021			155,509
David E. Darling
Annual Cash Incentive(1)	--	--	192,500
TB RSU Grant(2)	4/20/20			30,021			155,509
Daniel A. Hudson
Annual Cash Incentive(1)	--	--	192,500
TB RSU Grant(2)	4/20/20			30,021			155,509

_________________________

(1)

Each of our named executives was eligible to receive an annual cash incentive under our short-term incentive program based on the achievement of certain company and individual performance goals during fiscal 2020 (the 2020 STI program). For 2020, no threshold amount was set and each officer’s target award also served as his maximum possible award under the plan. This chart reflects the potential payouts under the 2020 STI program; the actual amount earned by each executive is reported in the Fiscal 2020 Summary Compensation Table in the column entitled, “Non-Equity Incentive Plan Compensation” for 2020. For more information regarding our 2020 STI program, please see the section entitled, “Short-Term Cash Incentive Compensation.”

(2)	Represents a grant of time-based restricted stock units that vest one-third per year on April 15 of 2021, 2022, and 2023, subject to the executive’s continued employment through such date.

(3)

Represents a stock option grant to Mr. Kneen with a premium per-share exercise price (125% of the closing price of a share of our common stock on the date of grant). These options vest one-third per year on April 15 of 2021, 2022, and 2023, subject to the executive’s continued employment through such date.

Salary. Salaries paid to each named executive for fiscal 2020 accounted for the following percentages of their total annual compensation (not including changes in pension value and nonqualified deferred compensation earnings): Mr. Kneen, 17%; Mr. Rubio, 30%; Mr. Darling, 30%; and Mr. Hudson, 33%.

Non-equity Incentive Plan Compensation. Our 2020 STI program allocated the target award among four separate metrics, which are intended to be weighted and evaluated separately, as follows: a CFFO target (60% of the overall target award); a safety performance target (10% of the overall target award); an operational efficiency target (20% of the overall target award); and individual performance goals (10% of the overall target award). Actual performance under the 2020 STI plan resulted in a payout of 80% of target award for each participant, including our named executives. For more information, please see “Compensation Discussion and Analysis – Compensation Components – Short-Term Cash Incentive Compensation.”

Long-Term Incentive Compensation. In April 2020, the committee granted equity awards to our executive officers. Each named executive received a grant of time-based RSUs that will vest one-third per year over a three-year period. In addition, Mr. Kneen received grant of stock options that vest one-third per year over a three-year period. The exercise price of Mr. Kneen’s stock options was set at a premium, specifically, 125% of the closing price of a share of common stock on the grant date. For more information, please see “Compensation Discussion and Analysis – Compensation Components – Long-Term Incentive Compensation.”

Employment Agreements. We had two legacy employment agreements in effect with our executive officers during 2020 – one with Mr. Kneen, our President and Chief Executive Officer, and one with Mr. Rubio, our Executive Vice President and Chief Financial Officer, who served as Vice President and Chief Accounting Officer in 2020. For details regarding these agreements, please see “Compensation Discussion and Analysis – Compensation Components – Employment Agreements.”

In addition, during 2020, each of our current named executives was party to a legacy change of control agreement, which provided for certain employment protections for the executive following a change of control of the company. For each of Messrs. Kneen and Rubio, in the event that a change of control occurred during the term of his legacy change of control agreement, his legacy employment agreement would be of no further force and effect and his employment will be governed by the legacy change of control agreement.

However, these agreements were superseded by a combined severance and change in control agreement entered into with each named executive that was approved by our board on March 9, 2021. For more information on all of these agreements, please see “Compensation Discussion and Analysis – Compensation Components.”

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

The following table details all outstanding equity awards held by our named executives as of December 31, 2020.

	Option Awards(1)				Stock Awards
	Securities underlying Unexercised Options				Unvested Equity Incentive Plan Awards		Unvested Stock Awards
Name	(#) Exercisable	(#) Unexercis-able	Exercise Price	Expira- tion Date	Number of Shares or Units(2) (#)	Market Value(3) ($)	Number of Shares or Units(4) (#)	Market Value(3) ($)
Quintin V. Kneen	--	344,598	6.475	4/20/30	20,408	176,325	161,618	1,396,380
Samuel R. Rubio	--	--			3,347	28,918	41,774	360,927
David E. Darling	--	--			3,347	28,918	55,585	480,254
Daniel A. Hudson	--	--			--	--	33,559	289,950

_________________________

(1)

Represents stock options granted to Mr. Kneen with a premium exercise price per share (125% of closing price of a share of our common stock on the date of grant). These options will vest one-third per year on April 15 of each of 2021, 2022, and 2023.

(2)

Represents performance-based RSUs that will vest and pay out in shares of common stock on April 20, 2023 based on the company’s achievement of two separate three-year performance metrics and the named executive’s continued service through the vesting date. Vesting of one-half depends on the company’s total stockholder return as measured against that of its peer group for the three-year period while vesting of the other half depends on the simple average of the company’s return on invested capital (“ROIC”) for each year in the three-year period. The RSU grant represents the target award; however, payout may range between 0-200% depending on the company’s actual performance. For more details about these awards, which were granted in fiscal 2019, please see our definitive proxy statement for our 2020 annual meeting of stockholders.

(3)	The market value of all reported stock awards is based on the closing price of our common stock on December 31, 2020, as reported on the NYSE ($8.64).

(4)	Represents time-based RSUs that vest as follows, subject to the named executive’s continued service through the vesting date:

	Time-Based RSUs by Vesting Date								Total
Name	3/19/21 (#)	4/13/21 (#)	4/15/21 (#)	4/20/21 (#)	12/28/21 (#)	4/15/22 (#)	4/20/22 (#)	4/20/23 (#)
Mr. Kneen	--	16,120	6,803	37,906	18,175	6,803	37,906	37,905	161,618
Mr. Rubio	--	--	1,116	10,007	9,522	1,115	10,007	10,007	41,774
Mr. Darling	23,333	--	1,116	10,007	--	1,115	10,007	10,007	55,685
Mr. Hudson	--	--	1,769	10,007	--	1,769	10,007	10,007	33,559

OPTION EXERCISES AND STOCK AWARDS VESTED IN FISCAL YEAR 2020

The following table sets forth information regarding all stock awards that vested during fiscal 2020 for each of our named executives. No stock options were exercised during fiscal 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Quintin V. Kneen	41,100	315,566
Samuel R. Rubio	10,638	90,373
David E. Darling	24,449	134,582
Daniel A. Hudson	5,580	38,175

_________________________

(1)	This figure represents the total number of shares that the named executive was entitled to receive under all stock awards held by him that vested in 2020.

(2)	Based on the closing price of our common stock on the date of vesting (or, if our common stock did not trade that day, on the previous trading day).

FISCAL 2020 PENSION BENEFITS

The following table sets forth information relating to our named executives who participate in our defined benefit pension plan (“Pension Plan”). As described in greater detail below, in 2010, the Pension Plan was closed to new participants and frozen such that no additional benefits will accrue to existing participants. Mr. Darling is the only named executive who participates in the Pension Plan. We also sponsor a supplemental executive retirement plan (“SERP”), although it is closed to new participants, frozen from further accruals, and none of our named executives participate in it.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
David E. Darling(1)	Pension Plan	--	40,661	2,227

_________________________

(1)	As discussed in greater detail below, Mr. Darling’s benefit is based on his prior service with us and he is currently in payout status.

(2)

A discussion of the other assumptions used in calculating the present value of accumulated benefits is set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Although now closed to new participants, our Pension Plan covered eligible employees of our company and participating subsidiaries. Our Pension Plan was closed to new participants and frozen in 2010 and therefore each of our named executives who is currently employed by the company and its participating subsidiaries has the opportunity to participate in our defined contribution plan, the 401(k) Savings Plan.

We only have one named executive who is still covered by the Pension Plan. Mr. Darling, who most recently joined the company in March 2018, was previously employed by us from 1983 to 1996. During that previous employment, he accrued benefits under the Pension Plan, which are now being paid out to him in accordance with his prior benefit election (50% joint and contingent annuity). He will not accrue any additional benefits for his current service given that the Pension Plan is now frozen.

FISCAL 2020 NON-QUALIFIED DEFERRED COMPENSATION

Although we sponsor a Supplemental Savings Plan (“SSP”), which provides executive officers and certain other designated participants who earn over the qualified 401(k) plan limits with compensation deferral opportunities, none of our named executives have participated in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following information and table set forth the amount of payments to each of our named executives that would be made in the event of the named executive’s death or disability, retirement, termination by the company without cause or by the named executive with good reason, and termination following a change in control. The table also sets forth the amount of payments to each of our named executives in the event of a change of control without a termination of employment.

During 2020, we had change in control agreements with all four of our named executives, which are described below as our “legacy change of control agreements,” and employment agreements with two of our named executives (Messrs. Kneen and Rubio), described below as our “legacy employment agreements.” While the termination and/or change of control benefits provided to our executives under these legacy arrangements are summarized below, each of these arrangements is described in detail in the CD&A under “Compensation Components.”

All of these agreements have been superseded by a combined severance and change of control agreement approved by our board on March 9, 2021 and entered into with each of our named executives, which are described in the CD&A – Compensation Components subsection entitled, “Fiscal 2021 Consolidation of Employment-Related Agreements.”

Assumptions and General Principles. The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive.

●

The amounts shown in the table assume that the date of termination of employment of each named executive was December 31, 2020. Accordingly, the table reflects amounts payable to our named executives as of December 31, 2020 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination or change in control. The actual amounts that would be paid to a named executive can only be determined at the time of the termination or change in control.

●

If a named executive is employed on December 31 of a given year, that executive will generally be entitled to receive an annual cash bonus for that year under our short-term cash incentive plan. Even if a named executive resigns or is terminated with cause at the end of the fiscal year, the executive may receive an incentive bonus, because the executive had been employed for the entire fiscal year. Under these scenarios, this payment is not a severance or termination payment, but is a payment for services provided over the course of the year, and therefore is included in the table but not as a termination-related benefit. The officer would not receive a pro rata bonus payment under these circumstances if employment terminated prior to the end of the year.

●

A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs including any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan, and benefits payable under the non-qualified plans in which the named executives participate are also reflected in the table. Qualified retirement plan benefits payable under our Retirement Plan are not included.

Death and Disability. Upon a named executive’s death or termination due to disability:

●

A named executive (or, if applicable, his estate) will receive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

●	For each executive officer, the vesting of any unvested portion of his outstanding equity awards will accelerate.

Termination without Cause or with Good Reason. Upon termination of a named executive by the company without “cause” or by the executive with “good reason” (as those terms are defined in the applicable agreement):

●

The compensation committee may elect to pay the named executive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

●

Under his legacy employment agreement, Mr. Kneen would be entitled to receive (1) severance equal to two years’ base salary plus the value of 12 months’ COBRA coverage, to be paid in a lump sum within 60 days of termination, and (2) accelerated vesting of his legacy GulfMark equity awards and his initial equity grant, all of which would be contingent upon his execution of a release and subject to his compliance with certain post-employment restrictive covenants.

●

Under his legacy employment agreement, Mr. Rubio would be entitled to receive accelerated vesting for one of the two initial equity grants he received, contingent upon his execution of a release and subject to his compliance with certain post-employment restrictive covenants.

All Other Terminations (outside of a change of control). Generally, a named executive is not entitled to receive any form of severance payments or benefits upon his voluntary decision to terminate employment with the company or upon termination for cause.

Change of Control. As noted previously, each of our named executives was party to a legacy change of control agreement at the end of fiscal 2020. For each of the two officers who was party to a legacy employment agreement, in the event of a change of control, the terms of his change of control agreement would supersede his legacy employment agreement.

In the event of a change of control (as defined in the applicable plan or agreement), each named executive would be entitled to receive certain employment protections during the two-year period following the consummation of a change of control. If, during the two-year protected period, the executive were terminated by the company without “cause” or terminated his employment with “good reason,” then he would be entitled to certain payments and benefits. Specifically, the executive would be entitled to receive, among other benefits:

●

a cash severance payment equal to a specific multiple (two times for the CEO, one-and-a-half times for any executive vice president, and one time for all other officers) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus;

●	a pro-rata STI payout for the fiscal year in which the termination occurred;

●	a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the agreement;

●

reimbursement for the cost of insurance and welfare benefits for a specified number of months (24 months for the CEO, 18 months for any executive vice president, and 12 months for all other officers) following termination of employment; and

●	outplacement assistance, not to exceed $25,000.

The legacy change of control agreement did not provide for any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the executive would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the executive would either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

Estimated Payments on Termination or Change in Control

Event	Mr. Kneen	Mr. Rubio	Mr. Darling	Mr. Hudson
Death or Disability
Accelerated vesting of stock options(1)	$746,055	$--	$--	$--
Accelerated vesting of RSUs(2)	$1,572,705	$389,845	$509,172	$289,950
Subtotal – Termination-Related Benefits	$2,318,760	$389,845	$509,172	$289,950
Annual incentive for full fiscal year	$400,000	$154,000	$154,000	$154,000
Total	$2,718,760	$543,845	$663,172	$443,950
Termination without Cause or with Good Reason
Accelerated vesting of RSUs(3)	$296,309	$53,473	$--	$--
Cash severance payment(4)	$1,023,239	$--	$--	$--
Subtotal – Termination-Related Benefits	$1,319,548	$53,473	$--	$--
Annual incentive for full fiscal year	$400,000	$154,000	$154,000	$154,000
Total	$1,719,548	$207,473	$154,000	$154,000
All Other Terminations (outside of Change in Control)
Annual incentive for full fiscal year	$400,000	$154,000	$154,000	$154,000
Total	$400,000	$154,000	$154,000	$154,000
Change in Control (no termination)
Annual incentive for full fiscal year	$400,000	$154,000	$154,000	$154,000
Total	$400,000	$154,000	$154,000	$154,000
Change in Control with Termination
Accelerated vesting of stock options(1)	$746,055	$--	$--	$--
Accelerated vesting of RSUs(2)	$1,572,705	$389,845	$509,172	$289,950
Cash severance payment(5)	$2,000,000	$467,500	$467,500	$467,500
Additional benefits(6)	$71,478	$41,291	$40,271	$48,239
Subtotal – Termination-Related Benefits	$4,390,238	$898,636	$1,016,943	$805,689
Annual incentive for full fiscal year	$400,000	$154,000	$154,000	$154,000
Total	$4,790,238	$1,052,636	$1,170,943	$959,689

_________________________

(1)

Reflects the difference between the closing price of a share of our common stock on December 31, 2020 and the per-share exercise price of the unvested options, multiplied by the number of options for which vesting would be accelerated.

(2)	Assumes target performance on any performance-based RSUs.

(3)	Under his legacy employment agreement, each of Messrs. Kneen and Rubio would be entitled to acceleration of a limited number of his unvested RSUs as detailed above.

(4)	Under his legacy employment agreement, Mr. Kneen would be entitled to cash severance consisting of 24 months of base salary plus 12 months of COBRA premiums.

(5)

Under the legacy change of control agreements, cash severance would be payable in the amount of two times base salary and target bonus for Mr. Kneen and one times base salary and target bonus for each of Messrs. Rubio, Darling, and Hudson.

(6)

Includes the value of COBRA continuation coverage for specified number of months (24 for Mr. Kneen and 12 for each of Messrs. Rubio, Darling, and Hudson), based on the officer’s current benefit elections, plus the maximum outplacement assistance ($25,000), as provided in the legacy change of control agreements.

PAY RATIO DISCLOSURE

As required by SEC rules, we determined the ratio of the annual total compensation of Mr. Kneen, our current president and CEO, relative to the annual total compensation of our median employee. For the fiscal year ended December 31, 2020:

●	the annual total compensation paid to the individual who was identified as the median employee of our company and its consolidated subsidiaries (other than our CEO), was $28,408;

●	the annual total compensation of our CEO (as reported in the Summary Compensation Table) was $2,923,216; and

●	based on this information, the ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 103 to 1.

In determining our median employee, we examined annual base cash compensation for all employees as of December 31, 2020. As of this date, Tidewater and its consolidated subsidiaries had over 5,400 employees across the globe, with over 90% of our fleet working internationally in more than 30 countries. To aid in maintaining a uniformity of comparison, we annualized the compensation for full-time workers who joined us after the first of the year and converted all amounts paid in foreign currencies to U.S. dollars based on the exchange ratio for each such currency reported on the same day.

A significant portion of our workforce consists of individuals who are not employed by us directly, but rather work as crew members on our vessels or provide services to us under collective bargaining agreements or through third party labor service providers (manning agencies). For crew members who work with us through these manning agencies, the individuals are employed by the agency (a third party) but we are responsible for setting the pay or “day rate,” which the employee may accept or reject. As a result, our crew members may not work for us full-time or during the entire year and may in fact also provide services on vessels owned by other companies or operators during the year. The majority of these individuals provide services on vessels that operate outside of the United States, including in areas where wages may not be comparable to wages paid to workers who provide services on U.S.-based vessels. Due to our global footprint and the lack of continuity in workforce, the compensation profile of our employee population as reported in this pay ratio disclosure may not be completely reflective of the level of compensation paid to our workers.

Once the median employee was identified, we calculated that employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table in order to determine the pay ratio provided above. The compensation paid to our median employee during 2020 consisted solely of base cash wages, so the annual compensation reported for that employee above is the same figure we used to identify that employee as the median employee.

Please be advised that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board has selected PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending December 31, 2021. Although ratification is not required by our bylaws or otherwise, our board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of PwC by the affirmative vote of the holders of a majority of our common stock present in person or by proxy at the meeting and entitled to vote, the audit committee will reconsider the selection of the independent auditors.

The audit committee recently completed a competitive selection process to determine the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The audit committee invited several independent registered public accounting firms to participate in this process, including Deloitte & Touche LLP (“Deloitte & Touche”), the company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. On March 15, 2021, with the approval of the audit committee, the company notified Deloitte & Touche of its dismissal as the company’s independent registered public accounting firm. Deloitte & Touche had previously served as the company’s independent registered public accounting firm since 2004.

The reports of Deloitte & Touche on the company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and through March 15, 2021, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2020 and 2019 and the interim period through March 15, 2021.

On March 15, 2021, the audit committee recommended the appointment of PwC as the company’s new independent registered public accounting firm commencing with the quarter ending March 31, 2021 and for the fiscal year ending December 31, 2021, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter.

In connection with the company’s appointment of PwC as the company’s independent registered public accounting firm, the company has not consulted with PwC on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Abstentions will be treated as votes against this proposal. Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal if the owner of such shares does not provide voting instructions. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2021. For more information, please see “Questions and Answers about the Annual Meeting and Voting.”

Representatives of PwC are expected to be present at the 2021 annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The audit committee is currently comprised of three directors, all of whom are independent, as defined by SEC rules and the NYSE’s listing standards. We operate under a written charter approved by our committee and adopted by the board, which is available under “Committee Charter Downloads” in the “About Tidewater–Corporate Governance” section of our website at www.tdw.com. Our primary function is to assist the board in its oversight of: (1) the integrity of the financial statements, reports and other financial information provided by the company to any governmental or regulatory body, the public or other users thereof; (2) the company’s compliance with certain legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the company’s internal audit function and independent registered public accounting firm; and (5) the company’s systems of disclosure controls and procedures and internal controls over financial reporting.

We oversee the company’s financial reporting process on behalf of the board. We are responsible for monitoring this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During the 2020 fiscal year, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and Deloitte & Touche LLP, the company’s independent registered public accounting firm (“Deloitte & Touche”), management’s report on internal control over financial reporting, which was included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In April 2020, in accordance with our charter, we appointed Deloitte & Touche as the company’s independent registered public accounting firm for the 2020 fiscal year. We have reviewed and discussed the company’s audited financial statements for fiscal 2020 with management and Deloitte & Touche. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Deloitte & Touche provided an audit opinion to the same effect.

We have discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte and Touche’s independence and have discussed with them their independence from the company and management.

In addition, we have discussed with Deloitte & Touche the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for fiscal 2020, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Deloitte & Touche also met with us without management being present to discuss these matters.

Based on the review and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The audit committee has selected PwC as the company’s independent registered public accounting firm for fiscal year 2021, and that selection is being presented to the stockholders for ratification at the annual meeting.

Audit Committee:

Dick Fagerstal, Chairman
Louis A. Raspino
Lois K. Zabrocky
Darron M. Anderson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee recently completed a competitive selection process to determine the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The audit committee invited several independent registered public accounting firms to participate in this process, including Deloitte & Touche LLP (“Deloitte & Touche”), the company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. On March 15, 2021, with the approval of the audit committee, the company notified Deloitte & Touche of its dismissal as the company’s independent registered public accounting firm. Deloitte & Touche had previously served as the company’s independent registered public accounting firm since 2004.

The reports of Deloitte & Touche on the company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and through March 15, 2021, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2020 and 2019 and the interim period through March 15, 2021.

On March 15, 2021, the audit committee recommended the appointment of PwC as the company’s new independent registered public accounting firm commencing with the quarter ending March 31, 2021 and for the fiscal year ending December 31, 2021, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter.

In connection with the company’s appointment of PwC as the company’s independent registered public accounting firm, the company has not consulted with PwC on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees and Related Disclosures for Accounting Services

The following table lists the aggregate fees and costs billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to our company for fiscal years 2019 and 2020.

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees(1)	$1,321,528	$1,949,970
Audit-Related Fees(2)	$--	$207,263
Tax Fees(3)	$398,213	$1,371,643
All Other Fees(4)	$4,103	$4,103
Total	$1,723,844	$3,532,979

_________________________

(1)

Relates to services rendered in connection with auditing our company’s consolidated financial statements for each annual or transition period and reviewing our company’s quarterly financial statements. Also includes services rendered in connection with statutory audits and financial statement audits of our subsidiaries.

(2)	Consists of financial accounting and reporting consultations and employee benefit plan audits and fee related to registration statements and SEC comment letters.

(3)	Consists of United States and foreign corporate tax compliance services and consultations.

(4)

Consists of fees billed for all other professional services rendered to Tidewater, other than those reported in the previous three rows. These fees relate to an annual subscription to an online research resource.

_________________________

The audit committee has determined that the provision of services described above is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve the scope of all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. Audit services and permitted non-audit services must be pre-approved by the full audit committee, except that the chairman of the audit committee has the authority to pre-approve any specific service if the total anticipated cost of such service is not expected to exceed $25,000, and provided the full audit committee ratifies the chairman’s approval at its next regular meeting. All fiscal 2019 and fiscal 2020 non-audit services were pre-approved by the audit committee.

STOCKHOLDER PROPOSALS

Our stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with SEC regulations and our bylaws.

We did not receive any stockholder proposals for the 2021 annual meeting that has not been withdrawn and, pursuant to our bylaws, the deadline has passed for any stockholder to properly bring a matter before the meeting.

If you want us to consider including a proposal in next year’s proxy statement, you must deliver the proposal in writing to our Secretary at 6002 Rogerdale Road, Suite 600, Houston, Texas 77072 by January 12, 2022.

If you want to present a proposal at next year’s annual meeting but do not wish to have the proposal included in our proxy statement or if you want to nominate a candidate for election to our board, you must submit it in writing to our Secretary at the above address, no earlier than February 8, 2022 and no later than March 10, 2022, in accordance with the specific procedural requirements set forth in our bylaws. If you would like a copy of these procedures, please contact our Secretary, or access “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com to review our bylaws. Failure to comply with our bylaw procedures and deadlines may preclude presentation of the matter at the meeting.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our practice has been that any transaction or relationship involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC will be reviewed and approved, or ratified, by our audit committee. We had one such transaction since the beginning of the last fiscal year.

Mr. Rigdon, a former executive who retired from the company in 2002, was appointed as an independent director on July 31, 2017 (the effective date of our restructuring) and currently serves as an independent director and our chairman of the board. Based on his prior service, Mr. Rigdon receives fixed retirement benefits from the company (including Pension Plan payments, benefits under the SERP, and life insurance benefits), with a total annual value of approximately $127,670.

The audit committee also reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies.

OTHER MATTERS

Our board knows of no business, other than as described in this proxy statement, which will be presented for consideration by the company’s stockholders at the meeting. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof, subject to applicable SEC rules. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

DANIEL A. HUDSON

Executive Vice President,

General Counsel, and Secretary

Houston, Texas

May 12, 2021

PLEASE VOTE BY TELEPHONE OR ONLINE OR, IF YOU HAVE RECEIVED A PAPER COPY OF OUR PROXY MATERIALS, BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

EXHIBIT A – 2021 STOCK INCENTIVE PLAN

TIDEWATER INC.

2021 STOCK INCENTIVE PLAN

1.    Purpose. The purpose of this Tidewater Inc. 2021 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Tidewater Inc. (“Tidewater”) and its subsidiaries (collectively with Tidewater, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company, and consultants and advisors to the Company, and to strengthen the mutuality of interests between those service providers and Tidewater’s stockholders. Incentives consist of opportunities (a) to purchase or receive shares of common stock, $0.001 par value per share, of Tidewater (the “Common Stock”), (b) to earn cash awards in relation to Common Stock, and (c) to earn other cash-based performance awards, in each case on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company, or other entity, of which Tidewater owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2.    Administration.

a.    Composition. The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Tidewater (the “Board”) or by a subcommittee of that committee (in either case, the “Compensation Committee”). The Compensation Committee shall consist of not fewer than two members of the Board, each of whom shall, to the extent deemed necessary by the Board, qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) shall administer the Plan with respect to grants to members of the Board who are not employees of the Company (“Outside Directors”). To the extent deemed necessary by the Board, members of the Nominating Committee shall qualify as “non-employee directors” under Rule 16b-3 promulgated under the 1934 Act. Unless the context otherwise requires, the term “Committee” as used in this Plan shall refer to both the Compensation Committee and the Nominating Committee.

b.    Authority. The Compensation Committee shall have plenary authority to administer the Plan, including, without limitation, awarding Incentives under the Plan and entering into agreements with, or providing notices to, participants as to the terms of the Incentives (the “Incentive Agreements”), except that the Nominating Committee shall have the sole authority to grant Incentives to Outside Directors and to enter into Incentive Agreements with Outside Directors. Specifically, the Compensation Committee shall have full and final authority and discretion over the Plan and any Incentives granted under it, including, but not limited to, the right, power, and authority to: (a) determine the persons to whom Incentives will be granted under the Plan and the time at which such Incentives will be granted; (b) subject to Section 6.9, determine the terms, provisions, and conditions of each Incentive (including, if applicable, the number of shares of Common Stock covered by the Incentive), which need not be identical and need not match any default terms set forth in the Plan; (c) amend or modify any outstanding Incentives or accelerate the time at which any outstanding Incentives may vest; (d) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Incentive in the manner and to the extent that it deems necessary or desirable to further the Plan’s objectives; (e) establish, amend, and rescind any rules or regulations relating to administration of the Plan that it determines to be appropriate; (f) resolve all questions of interpretation or application of the Plan or Incentives granted under the Plan; and (g) make any other determination that it believes necessary or advisable for the proper administration of the Plan, except that the Nominating Committee shall have sole authority with respect to all such matters relating to grants to Outside Directors. Committee decisions in matters relating to the Plan shall be final, binding, and conclusive on all persons, including, but not limited to, the Company, Tidewater’s stockholders, and Plan participants.

c.    No Liability. No member of the Board or the Committee, nor any employee or agent of the Company to whom authority under this Plan is delegated (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Incentive hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be involved as a party, witness, or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Incentive Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission, or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of, or otherwise supersede, any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract, or otherwise, or of any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

3.    Eligible Participants. Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to Section 16 of the 1934 Act, the Compensation Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and, subject to Section 6.9, to set and modify the terms of such Incentives.

4.    Types of Incentives. Incentives may be granted under the Plan to eligible participants in the form of (a)incentive stock options, (b) nonqualified stock options, (c) stock appreciation rights (“SARs”), (d) restricted stock, (e) restricted stock units (“RSUs”), (f) Other Stock-Based Awards (as defined in Section 9), and (g) Cash-Based Performance Awards (as defined in Section 10).

5.    Shares Subject to the Plan.

a.    Number of Shares. Subject to adjustment as provided in Section 13.4, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 2,700,000 shares, plus the number of shares of Common Stock underlying any award granted under the Tidewater Inc. 2017 Stock Incentive Plan or the Tidewater Inc. Legacy GLF Management Incentive Plan that expires, terminates, or is canceled or forfeited under the terms of the Tidewater Inc. 2017 Stock Incentive Plan or the Tidewater Inc. Legacy GLF Management Incentive Plan.

b.    Share Counting. Any shares of Common Stock subject to an Incentive that is subsequently canceled, forfeited, or expires before exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, shares subject to an Incentive under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (a) tendered in payment of the Exercise Price of a stock option or (b) or withheld by the Company to satisfy any tax withholding obligation. If an Incentive, by its terms, may be settled only in cash, then the grant, vesting, payout, settlement, or forfeiture of such Incentive shall have no impact on the number of shares available for grant under the Plan.

c.    Limitations on Awards. Subject to adjustment as provided in Section 13.4, the following additional limitations are imposed on Incentives granted under the Plan:

i.    The maximum number of shares of Common Stock that may be issued upon the exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,000,000 shares.

ii.    The maximum number of shares of Common Stock covered by Incentives (including stock options and SARs) that may be granted to any one participant during any one calendar year shall be 1,000,000, not including any Incentives covered by Section 5.3(c).

iii.    The maximum value of Incentives granted under the Plan and valued in dollars rather than in shares of Common Stock (regardless of whether those Incentives are paid in Common Stock) that may be paid out to any one officer or employee during any one calendar year shall be $5,000,000.

iv.    Each Outside Director may be granted Incentives with respect to no more than 250,000 shares of Common Stock during any one calendar year; provided, that the foregoing limitation shall not apply in respect of any Incentives granted to an Outside Director in lieu of payment of cash, director compensation or board or committee fees pursuant to a voluntary election by such Outside Director.

d.    Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.    Stock Options and Stock Appreciation Rights.

a.    Grant of Appreciation Awards. The Committee may grant appreciation awards in the form of stock options or stock appreciation rights (SARs), as provided in this Section 6.

i.    A stock option is a right to purchase shares of Common Stock from Tidewater. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or nonqualified stock options. Any option that is designated as a nonqualified stock option shall not be treated as an incentive stock option.

ii.    A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination of the two (as specified in the applicable Incentive Agreement), the number or amount of which is determined pursuant to the formula set forth in Section 6.6(c).

iii.    Each stock option or SAR granted under this Plan shall be subject to the terms and conditions of this Plan, including, but not limited to, this Section 6, and the applicable Incentive Agreement.

b.    Exercise Price. The exercise price per share (the “Exercise Price”) of a grant of stock options or SARs shall be determined by the Committee at grant, subject to adjustment under Section 13.4; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in the case of stock options or SARs granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

c.    Number. The number of shares of Common Stock subject to each grant of stock options or SARs shall be determined by the Committee, subject to (a) the limitations of Section 5 and (b) adjustment as provided in Section 13.4.

d.    Vesting and Exercisability. At the time an award of stock options or SARs is made, the Committee shall establish the time or times at which, or conditions upon which, the stock options or SARs, or portion of such Incentives, shall become vested and/or exercisable, as set forth in the Incentive Agreement. Each award of stock options or SARs may have a different vesting period; provided, however, that, except in the case of death or disability, no stock option or SAR shall vest, in whole or in any part, until the expiration of at least one year of service following the stock option’s or SAR’s grant date.

e.    Term. The term of each award of stock options or SARs shall be determined by the Committee, but shall not exceed a maximum term of ten years.

f.    Manner of Exercise.

i.    Each award of stock options may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the aggregate Exercise Price due for the shares to be purchased. The aggregate Exercise Price shall be payable in United States dollars and may be paid (i) in cash; (ii) by check; (iii) to the extent permitted by the Committee in writing (including duly adopted resolutions), by delivery, or attestation of ownership, of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date on which the Company received notice of exercise; (iv) to the extent permitted by the Committee in writing (including duly adopted resolutions), by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the aggregate Exercise Price; (v) to the extent permitted by the Committee in writing (including duly adopted resolutions), through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate Exercise Price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option on the business day preceding the date on which the Company received notice of exercise; or (vi) in such other manner as may be authorized from time to time by the Committee.

ii.    Each award of SARs may be exercised, in whole or in part, by giving written notice to the Company specifying the number of SARs that the holder wishes to exercise. The Company shall, within 30 days of receiving such notice, deliver to the holder the shares of Common Stock, cash, or combination of shares and cash, to which the holder is entitled as provided in the Incentive Agreement, calculated as provided in Section 6.6(c).

iii.    If an award of SARs is payable in cash, then the holder is entitled upon exercise to a cash payment equal in amount to the appreciation value of the number of shares of Common Stock as to which the Incentive is being exercised, determined by subtracting the per-share Exercise Price of the SAR from the Fair Market Value of a share of Common Stock on the business day immediately preceding the date on which the Company received notice of exercise and then multiplying the resulting difference by the number of shares of Common Stock as to which the SAR is being exercised (such value, the “Appreciation”). If the award of SARs is payable in shares, then the holder is entitled to receive a number of shares of Common Stock equal to the Appreciation divided by the Fair Market Value of a share of Common Stock on the business day immediately preceding the date on which the Company received notice of exercise, with the resulting quotient rounded down to the next whole share, with cash paid in lieu of fractional shares.

g.    No Dividend Equivalent Rights. Participants holding stock options or SARs shall not be entitled to any dividend equivalent rights before exercise of the Incentive.

h.    Incentive Stock Options. Notwithstanding anything in the Plan or Incentive Agreement to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

i.    Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain, or be deemed to contain, all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

ii.    No incentive stock options may be granted more than ten years from the date on which this Plan is adopted by the Board.

iii.    No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation, or of its parent or subsidiary corporation.

iv.    The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Tidewater or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as nonqualified stock options for federal income tax purposes.

v.    Notwithstanding anything in this Plan or the applicable Incentive Agreement to the contrary, the Company shall have no liability to the optionee or any other person if an option designated as an incentive stock option fails to qualify as such at any time.

vi.    Each optionee who exercises an incentive stock option granted under the Plan shall notify the Company in writing immediately after the date on which the optionee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such incentive stock option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option.

i.    General Prohibition Against Repricing. Except for adjustments pursuant to Section 13.4 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by Tidewater’s stockholders, (a) the Exercise Price of any outstanding stock options or SARs granted under this Plan may not be decreased after the date of grant and (b) outstanding options or SARs that were granted under this Plan may not, as of any date that such Incentive has a per-share Exercise Price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new stock option or SAR with a lower Exercise Price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment, or shares of Common Stock.

7.	Restricted Stock.

a.    Grant of Restricted Stock. The Committee may award shares of restricted stock to eligible participants as provided in this Section 7. An award of restricted stock shall be subject to such restrictions on transfer, forfeitability provisions, and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.

b.    The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish the period of time during which the shares are restricted, as set forth in the Incentive Award, following which the restrictions shall lapse and the shares of restricted stock shall vest. Each award of restricted stock may have a different restricted period; provided, however, that, except in the case of death or disability, no award of restricted stock shall vest, in whole or in any part, until the expiration of at least one year of service following the award’s grant date.

c.    Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Tidewater Inc. 2021 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Tidewater Inc. (“the Company”) thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

d.    No Dividend Equivalent Rights. Participants holding Restricted Stock shall not be entitled to any dividend equivalent rights before vesting of the Incentive.

e.    Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement, such forfeited shares shall be surrendered and any certificates canceled. Participants shall be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.4.

f.    Expiration of Restricted Period. Upon the expiration or termination of the restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the Company shall direct the transfer agent to remove all restrictions and legends from the book entry for the vested shares, except for any restrictions and legends that may be imposed by law. Alternatively, the participant or his or her nominee may request that the Company issue a physical stock certificate for the vested shares free of all restrictions and legends except for those that may be imposed by law.

g.    No Right to Vote Restricted Stock. Participant shall not have the right to vote unvested shares of restricted stock.

8.    Restricted Stock Units.

a.    Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or settlement date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

b.    Vesting and Settlement. At the time an award of RSUs is made, the Committee shall establish the period of time during which the RSUs shall vest and following which the RSUs will settle in shares of Common Stock, as set forth in the Incentive Agreement. Each award of RSUs may have a different vesting period; provided, however, that, except in the case of death or disability, no award of RSU’s shall vest, in whole or in any part, until the expiration of at least one year of service following the award’s grant date.

c.    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to the shares underlying such RSUs until such time as the RSUs vest and shares of Common Stock are issued to the participant. Participants holding RSUs shall not be entitled to any dividend equivalent rights with respect to their RSUs.

9.    Other Stock-Based Awards.

a.    Grant of Other Stock-Based Awards. Subject to the limitations described in Section 9.2, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of Incentives (other than stock options, SARs, restricted stock, RSUs or Cash-Based Performance Awards described in Sections 6 through 8 and Section 10) paid out in shares of Common Stock and the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock, as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award); provided, however, that no dividend equivalent rights shall be paid with respect to any unvested Other Stock-Based Award. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.

b.    Vesting. At the time that an Other Stock-Based Award is made, the Committee shall establish the period of time during which the Other Stock-Based Award shall vest and following which all restrictions shall lapse, as set forth in the Incentive Agreement. Each Other Stock-Based Award may have a different vesting period; provided, however, that, except in the case of death or disability, no Other Stock-Based Award shall vest, in whole or in any part, until the expiration of at least one year of service following the Other Stock-Based Award’s grant date.

10.    Cash-Based Performance Awards. The Committee may grant Incentives in the form of “Cash-Based Performance Awards” to eligible participants, which shall consist of the opportunity to earn cash awards based on performance and valued in dollars rather than shares of Common Stock. A Cash-Based Performance Award shall be payable in cash and shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. At the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Incentive, including, as applicable, the performance period and the time or times at which any payout shall be deemed vested and payable; provided, however, that, except in the case of death or disability, no Cash-Based Performance Award shall vest, in whole or in any part, until the expiration of at least one year of service following the Cash-Based Performance Award’s grant date.

11.    Performance Goals. The Committee shall determine the performance goals that may be applicable in the case of any award. No award is required to be subject to a performance goal.

12.    Change of Control.

a.    Definitions. As used in this Section 12, the following words or terms shall have the meanings indicated:

i.    Adoption Date shall mean the date of the Board’s adoption of this Plan.

ii.    Affiliate (and its variants) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

iii.    Beneficial Owner (and its variants), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

iv.    Business Combination shall mean the consummation of a reorganization, merger or consolidation (including a merger or consolidation of Tidewater or any direct or indirect subsidiary of Tidewater), or sale or other disposition of all or substantially all of the assets of Tidewater.

v.    Incumbent Board shall mean the individuals who, as of the Adoption Date, constitute the Board.

vi.    Person shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

vii.    Post-Transaction Corporation.

1)    Unless a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean Tidewater after the Change of Control.

2)    If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls Tidewater or all or substantially all of Tidewater’s assets either directly or indirectly, in which case, Post-Transaction Corporation shall mean such ultimate parent corporation.

b.    Change of Control Defined. Change of Control shall mean:

i.    the acquisition by any Person of Beneficial Ownership of 50% or more of the outstanding shares of the Common Stock, or 50% or more of the combined voting power, of Tidewater’s then-outstanding securities; provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control:

1)    any acquisition (other than a Business Combination that constitutes a Change of Control under Section 12.2(c)) of Common Stock directly from Tidewater,

2)    any acquisition of Common Stock by Tidewater or its subsidiaries,

3)    any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by Tidewater or its subsidiaries or any corporation controlled by Tidewater or any of its subsidiaries, or

4)    any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 12.2(c); or

ii.    members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election or nomination for election by Tidewater’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

iii.    a Business Combination, unless, immediately following such Business Combination,

1)    the individuals and entities who were the Beneficial Owners of Tidewater’s outstanding Common Stock and Tidewater’s voting securities entitled to vote generally in the election of directors immediately before such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

2)    except to the extent that such ownership existed before the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation, or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or 50% or more of the combined voting power of the then outstanding voting securities of such corporation, and

3)    at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.    approval by the stockholders of Tidewater of a complete liquidation or dissolution of Tidewater.

c.    Effect of a Change of Control.

i.    Upon the occurrence of a Change of Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Incentives for: (i) continuation or assumption of such outstanding Incentives under the Plan by Tidewater (if it is the surviving company or corporation) or by the surviving company or corporation or its parent or (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding awards (with appropriate adjustments to the type of consideration payable upon settlement of the awards); and (iii) if all or substantially all of Tidewater’s outstanding shares of Common Stock are transferred in exchange for cash, shares, or other property or consideration in connection with such Change of Control: (A) upon written notice, provide that any outstanding vested stock options and SARs are exercisable during a reasonable period of time immediately before the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised within the relevant period; and B) cancel all or any portion of outstanding vested Incentives for fair value (in the form of cash, shares of Common Stock, other property or any combination of the foregoing) as determined in the sole discretion of the Committee; provided, however, that, in the case of stock options and SARs, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change of Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate Exercise Price with respect to such Incentives or portion of Incentives being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks, or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of shares in connection with the Change of Control.

ii.    In the event of a participant's involuntary termination of service without cause during the 18-month period following a Change in Control, except as specifically provided in any Incentive Agreement, (i) any unvested outstanding options and SARs’s of the participant shall become immediately vested and exercisable with respect to 100% of the shares subject to such options or SAR’s, and (ii) any unvested Restricted Stock and RSUs of the participant shall vest 100% as of the date of the participant's termination of service.

iii.    Notwithstanding any other provision of this Section 12, in the case of any participant who is a party to a severance or employment agreement with the Company that contains provisions that are to apply in the case of a Change of Control, the terms of such severance or employment agreement with respect to the treatment of any awards under the Plan of such participant in the event of a change in control of the Company shall govern the actions taken by the Committee with respect to such awards in the event of a Change of Control.

13.    General.

a.    Duration. No Incentives may be granted under the Plan after the tenth anniversary of the Adoption Date; provided, however, that subject to Section 13.8, the Plan shall remain in effect after such date with respect to Incentives granted before that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

b.    Transferability. No Incentives granted hereunder may be transferred, pledged, assigned, or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code (subject, in the case of stock options that are intended to qualify as incentive stock options, to the written consent of the Committee (including duly adopted resolutions)); or (d) as to stock options only, if permitted by the Committee and so provided in the Incentive Agreement (as it may be amended in accordance with its terms), (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members, or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members, or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

c.    Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Committee may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to such Incentive, require the recipient of the Incentive, as a condition to the receipt either of the Incentive or shares of Common Stock issued pursuant to such Incentive, to deliver to the Company a written representation of present intention to acquire such Incentive or shares of Common Stock for his or her own account for investment and not for distribution; and (b) if at any time the Committee further determines, in its sole discretion, that the listing, registration, or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant to such Incentive is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the award of any Incentive, the issuance of shares of Common Stock pursuant to such Incentive, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

d.    Adjustments. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar change in the Common Stock or other unusual or nonrecurring corporate event affecting the Company or any subsidiary, or any changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles, or law, the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following: (i) adjusting the number and/or kind of shares of Common Stock then subject to the Plan, shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, (ii) adjusting the Exercise Price of any stock option or SAR, and the performance objectives applicable to any Incentive that is subject to performance-based vesting conditions, (iii) adjusting any other terms applicable to any then-outstanding Incentive, (iv) providing for a substitution or assumption of Incentives (or incentives of an acquiring company), providing for a period of time (that shall not be required to be more than ten (10) days) for participants to exercise outstanding vested Incentives before the occurrence of such event (and any such Incentive not so exercised shall terminate or become no longer exercisable upon the occurrence of such event), and (v) cancelling any one or more outstanding Incentives (or incentives of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the fair value of such vested Incentives, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding stock option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such vested stock option or SAR over the aggregate Exercise Price of such stock option or SAR, respectively (it being understood that, in such event, any stock option or SAR having a per-share Exercise Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Incentives to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in incentive stock options under this Section 13.4 (other than any cancellation of incentive stock options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13.4 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the 1934 Act. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event subject to this Section 13.4, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Incentives during a period of up to 30 days before the anticipated occurrence of any such event. No substitution or adjustment shall require the Company to issue a fractional share under the Plan, and the substitution or adjustment shall be limited by deleting any fractional share.

e.    Withholding.

i.    The Company shall have the right to withhold from any payments made or Common Stock issued under the Plan, or to collect as a condition of payment, issuance, or vesting, any taxes required by law to be withheld (up to the maximum permissible withholding rate). At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive (each such date, a “Tax Date”), the participant may, subject to Section 13.5(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the maximum statutory amount required to be withheld under federal, state, and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the Tax Date.

ii.    Each Election must be made before the Tax Date. Except as otherwise provided in the Incentive Agreement, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made; provided, that no election under Section 83(b) of the Code may be made unless permitted by the terms of the applicable Incentive Agreement or by written consent of the Committee (including duly adopted resolutions).

f.    No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ or service of the Company for any period of time, or any right to continue his or her present or any other rate of compensation.

g.    Section 409A. This Plan and all Incentives granted under the Plan are intended to comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”), and the Plan and all Incentives shall be interpreted and administered consistent with that intent. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement; provided, however, that any such deferral arrangements must comply with Section 409A. In no event shall the Company be liable for any additional tax, interest, or penalties that may be imposed on a participant by Section 409A, or for any damages for failing to comply with Section 409A. With respect to any Incentive that is considered “deferred compensation” subject to Section 409A, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For purposes of Section 409A, each of the payments that may be made in respect of any Incentive granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Incentive that are “deferred compensation” subject to Section 409A shall be made to such participant before the date that is six months after the date of such participant’s “separation from service” within the meaning of Section 409A or, if earlier, the participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A that is also a business day. In the event that the timing of payments in respect of any Incentive that would otherwise be considered “deferred compensation” subject to Section 409A would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A.

h.    Amendments to or Termination of the Plan. The Board may from time to time and in any respect, amend, modify, suspend, or terminate the Plan; provided, however, that no amendment, modification, suspension, or termination of the Plan shall materially and adversely affect any Incentive theretofore granted without the consent of the participant or the permitted transferee of the award. The Board may seek the approval of any amendment, modification, suspension, or termination by Tidewater’s stockholders to the extent that it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent that it deems necessary in its discretion to comply with applicable law or listing requirements of any national stock exchange on which the Common Stock is traded. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any award under the Plan without the consent of a participant to the extent that it deems necessary or desirable in its discretion to comply with or to take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules, and other applicable laws, rules, and regulations.

i.    Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the Fair Market Value shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

j.    Sub-Plans. The Committee may establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Incentives. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of this Plan, but any sub-plan shall apply only to the participants specified in that sub-plan, whether specified by individual name, job-title, classification, employer, or jurisdiction.

k.    No Trust or Fund Created. Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind, or a fiduciary relationship, between the Company and a participant or any other person. To the extent that any person acquires the right to receive payments from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

l.    No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Incentive Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Incentives hereunder until such shares have been issued or delivered to that person.

m.    Beneficiary Designation. The participant’s beneficiary shall be the participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the participant is otherwise unmarried at the time of death, the participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the participant, or to such other individual as may be prescribed by applicable law.

n.    Government and Other Regulations.

i.    The Plan, the granting and vesting of Incentives under the Plan, and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Incentives granted or awarded under the Plan, are subject to compliance with all applicable U.S. federal, state, local, and non-U.S. laws, rules, and regulations (including but not limited to state, U.S. federal, and non-U.S. securities laws, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Incentives granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

ii.    Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or to rules of the NYSE or any other securities exchange or inter‐dealer quotation service on which the Common Stock is listed or quoted.

iii.    The obligation of the Company to settle Incentives in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Incentive to the contrary, the Company shall be under no obligation to offer to sell, or to sell, and shall be prohibited from offering to sell, or selling, any shares of Common Stock pursuant to an Incentive unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 (the “1933 Act”) with the Securities and Exchange Commission, or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the 1933 Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Incentive Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted, and any other applicable federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any affiliate delivered under the Plan to make appropriate reference to such restrictions, or may cause such Common Stock or other securities of the Company or any affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Incentive granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Incentive complies with the legal requirements of any governmental entity to whose jurisdiction the Incentive is subject.

iv.    The Committee may cancel an Incentive or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the participant, the participant’s acquisition of Common Stock from the Company, and/or the participant’s sale of Common Stock to the public markets illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Incentive in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Incentive or portion thereof canceled (determined as of the applicable exercise date or as of the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of a stock option or SAR) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Incentive). Such amount shall be delivered to the participant as soon as practicable following the cancellation of such Incentive or portion thereof.

o.    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for him- or herself because of illness or accident, or is a minor, or has died, then any payment due to such person or the participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or to an institution maintaining or having custody of such person, or to any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

p.    Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

q.    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

r.    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

s.    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organizations succeeding to all or substantially all of the assets and business of the Company.

t.    No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Incentive for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable, or avoid unfavorable, tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Incentives under the Plan.

u.    No Interference. The existence of the Plan, any Incentive Agreement, and the Incentives granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks, whose rights are superior to or affect the Common Stock or the rights thereof, or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

v.    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Incentive, require reimbursement of any Incentive by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Incentive Agreement, in accordance with the Clawback Policy. By accepting an Incentive, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

w.    Severability. If any term or provision of the Plan shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, in whole or in part, such provision shall be deemed modified or limited to the extent necessary to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby, and each term and provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

BLUE PROXY CARD

TIDEWATER INC.

Annual Meeting of Stockholders
June 8, 2021 at 10:00 AM CT

This Blue Proxy is solicited on behalf of the Board of Directors of Tidewater Inc.

The Stockholder(s) hereby appoint(s) Daniel A. Hudson and Quintin V. Kneen, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tidewater Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM CT on June 8, 2021 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://www.cesonlineservices.com/tdw21_vm by 10:00 AM CT on June 7, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled "Voting Information - Attending the Annual Meeting Virtually" and "Voting Information - Voting at the Annual Meeting Virtually".

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR each of the following nominees for director:

Nominees:
01 Dick Fagerstal
02 Quintin V. Kneen
03 Louis A. Raspino
04 Larry T. Rigdon
05 Kenneth H. Traub
06 Lois K. Zabrocky
07 Darron M. Anderson
08 Robert E. Robotti

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)**

Instructions: To withhold authority to vote for any individual nominee, mark "For All Except" above and write the number(s) of the nominee(s) on the line below.

____

☐ Change of Address — Please print new address below

____

____

____

The Board of Directors recommends you vote FOR the following proposals:

2. Approval of the 2021 Stock Incentive Plan;

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

____
Signature of Stockholder: Date

____
Signature of Stockholder: Date

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

VIRTUAL CONTROL NUMBER

→ ☐

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Tidewater Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on June 7, 2021.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at https://www.cesonlineservices.com/tdw21_vm using your Virtual Control Number below. Your registration must be received by 10:00 AM CT on June 7, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled "Voting Information - Attending the Annual Meeting Virtually" and "Voting Information - Voting at the Annual Meeting Virtually".

VIRTUAL CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/TDW

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.